St. Joseph, Inc.

                                 PROXY STATEMENT
                                       and
                           2004 Report to Shareholders


Letter to Shareholders


Notice of 2005 Annual Meeting And Proxy Statement


2004 Annual Report to Shareholders

o        Management's Discussion and Analysis

o        Consolidated Financial Statements



June 17, 2005

Fellow Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of St. Joseph, Inc., to be held on Saturday, July 16, 2005, at 2:00 p.m., CDT, at the Omni Mandalay Hotel, 221 E. Las Colinas Blvd, Irving, Texas.

         The notice of annual meeting and proxy statement accompany this letter and provide an outline of the business to be conducted at the meeting. Also, I will report on the progress of the Company during the past year and answer shareholder questions.

         We encourage you to read this proxy statement and vote your shares. You do not need to attend the annual meeting to vote. You may complete, date and sign the enclosed proxy ballot and return it in the envelope provided, or vote by proxy via fax @ 918-749-0555. Thank you for acting promptly.


                                    Sincerely,


                                    John H. Simmons
                                    Chairman, President, Chief Executive Officer

                                St. Joseph, Inc.
                            4870 S. Lewis, Suite 250
                              Tulsa, Oklahoma 74105

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  July 16, 2005


Notice is hereby given that the Annual Meeting of Shareholders of St. Joseph, Inc., a Colorado Corporation, will be held on July 16, 2005, 2:00 P.M. CST in the Omni Mandalay Hotel, 221 E. Las Colinas Blvd, Irving, Texas 75039 to act on the following items:

1.       To elect the Board of Directors for the following year;

2. to ratify the selection of Cordovano and Honeck, P.C. as the Company's independent auditor for the fiscal year ending December 31, 2005; and

3. to transact such other business as may properly come before such meeting.

Only Shareholders of record as shown on the books of the Company at the close of business on June 9, 2005 will be entitled to vote at the Annual Meeting or any adjournment thereof. A list of the Company's Shareholders entitled to notice of, and to vote at, the Annual Meeting will be made available during regular business hours at the Company's Principal Executive Offices at 4870 S. Lewis, Suite 250, Tulsa, Oklahoma 74105, from the date of this Notice for inspection by any Shareholder for any purpose regarding the Annual Meeting.

We have made the 2004 Annual Report available to you on the Internet at www.stjosephinc.com (click on "2005 Annual Meeting").

     If you do not have Internet access and you would like a copy of the 2004 Annual Report, you may request one from Investor Relations, St. Joseph, Inc., 4870 S. Lewis, Suite 250, Tulsa, OK 74105. Additionally, the Company's Annual Report on Form 10-K (without exhibits), filed with the Securities and Exchange Commission, is attached to this Proxy Statement under the heading "2004 Annual Report to Shareholders."


THOSE WHO CANNOT ATTEND THE ANNUAL MEETING OF THE SHAREHOLDERS ARE URGED TO SIGN, DATE, AND OTHERWISE COMPLETE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED SELF ADDRESSED STAMPED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. ANY SHAREHOLDER MAY FAX THEIR PROXY TO THE COMPANY AT
(918) 749-0555. MAILED OR FAXED PROXIES SHOULD BE AT THE COMPANY'S OFFICE AT THE CLOSE OF BUSINESS ON JULY 15, 2005 AT 5:00 P.M. CST. ANY SHAREHOLDER ATTENDING THE ANNUAL MEETING WHO HAS SUBMITTED A PROXY, HAS THE RIGHT TO REVOKE IT ANY TIME BEFORE IT IS VOTED.


By Order of the Board of Directors

/s/ John H. Simmons
----------------------
Director/President

June 17, 2005

                                 PROXY STATEMENT

This Proxy Statement is furnished to Shareholders of St. Joseph, Inc., a Colorado Corporation ("St. Joseph" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company, for use at the Annual Meeting of Shareholders of the Company to be held at the Omni Mandalay Hotel located at 221 E. Las Colinas Blvd, Irving, Texas 75039, on July 16, 2005 at 2:00 P.M., and at any and all adjournments of such meeting. The first date on which this Proxy Statement and the form of Proxy are first being mailed to Shareholders of the Company is on or about June 17, 2005.

The Board of Directors has fixed June 9, 2005, as the record date for determining Shareholders who are entitled to vote. All Shareholders are invited to attend the meeting, although only Shareholders of record at the close of business on June 9, 2005, will be entitled to vote at the Annual Meeting. On the record date, the Company had outstanding 5,311,712 shares of its $.001 par value Common Stock, held of record by approximately 132 shareholders. All shares have equal voting rights and are non-assessable. Each share of Common Stock is entitled to one vote on each matter properly coming before the Meeting. Holders of shares of Common Stock have no cumulative, conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. Each issued Common Share entitles its record owner to one vote on each matter to be voted upon at the meeting. The presence, in person or by proxy, of 2,655,857 shares will constitute a quorum.

Any shares, which are withheld or abstain from voting, will be counted for the purpose of obtaining a quorum. Shares held in "street name" by brokers or nominees, who indicate that they do not have discretionary authority to vote such shares as to a particular matter ("broker non-votes"), will not be counted as votes "for" or "against" the proposals and will not be counted as shares voted on such matter.

The total number of votes cast "for" will be counted for purposes of determining whether sufficient affirmative votes have been cast to approve each proposal. Abstentions from voting on a proposal by a shareholder at the Annual Meeting, as well as broker non-votes, will be considered for purposes of determining the number of total votes present at the Annual Meeting. Abstentions will have the same effect as votes against the proposals but will not affect the election of Directors.

Shareholders who execute proxies for the Annual Meeting may revoke their proxies at any time prior to their exercise by delivering written notice of revocation to the Company or by delivering a duly executed proxy bearing a later date.

All proxies will be voted in accordance with the instructions contained therein, if properly executed and not revoked. Proxies that are signed by Shareholders, but lack any such specification will be voted in favor of the proposals set forth in the Notice of the Annual Meeting. The management of the Company does not know of any other matters which will be presented for action at the Annual Meeting, but the person, John H. Simmons, named in the Proxy intends to vote or act with respect to any other proposal which may be presented for action in accordance with his best judgment. Any proxy may be revoked by a shareholder at any time before it is exercised by giving written notice to that effect to the Corporate Secretary of the Company or by voting in person at the Annual Meeting.

The cost of the meeting, including the cost of preparing and mailing the Proxy Statement and Proxy/Ballot, will be borne by the Company, which is anticipated not to exceed $4,000.00. The Company may, in addition, use the services of its directors, officers and employees to solicit proxies, personally or by telephone, but at no additional salary or compensation. The Company will also request banks, brokers and others who hold shares of the Company in nominee names, to distribute proxy soliciting materials to beneficial owners and will reimburse such banks and brokers for reasonable out-of-pocket expenses which they may incur in so doing.

                              ELECTION OF DIRECTORS
                                    (Item 1)

The Board of Directors has determined that there will be seven (7) directors of the Company elected at the Annual Meeting. The Board of Directors has nominated John H. Simmons, Kenneth L. Johnson, Bruce E. Schreiner, Kimberly A. Samon, Dr. Milton S. Harbuck, Jerry A. Malone and Gerald McIlhargey. In the absence of other instructions, the proxies will be voted for each of the individuals named below, each of whom the Board proposes for election as a director of the Company. If elected, such individuals will serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified. All of the nominees are members of the present Board of Directors.

The Board has no reason to believe that any nominee would be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept the nomination or election, the Board will either select a substitute nominee or will reduce the size of the Board.

The Board recommends a vote FOR the election of each of the nominees listed below.

The following table sets forth certain information for each nominee and present Director of the Company, as of January 1, 2005. Each of the nominees for Director named in the following table is now serving as a Director of the Company. There is no family relationship between any of the Directors or between any Director and any executive officer of the Company.

NAME                                 AGE                  OFFICE
-------------------------------     -----     ------------------------------
John H. Simmons                      52       President/CEO/Director
Kenneth L. Johnson                   45       Secretary-Treasurer/Director
Bruce Schreiner                      49       Director
Kimberly A. Samon                    37       Director
Dr. Milton S. Harbuck, D. D. S.      76       Director
Jerry A. Malone                      65       Director
Gerald McIlhargey                    57       Director

John H. Simmons, President, C.E.O. - Mr. Simmons has been President and Chief Executive Officer of St. Joseph, Inc. since October, 2003. Mr. Simmons is also an Officer and Director of Staf*Tek. Before becoming St. Joseph's Chief Executive Officer, Mr. Simmons served as Director of Business Development for Lacerte Technologies, a national technologies corporation, from June 2001 through May 2003. Prior to joining Lacerte, Mr. Simmons served as Executive Vice-President for Seirios International, a professional employer organization, from September1996 to August, 2000. During his tenure with Seirios, Mr. Simmons was appointed President and Chief Operating Officer in August, 2000 and served in that capacity until June, 2001

Kenneth L. Johnson - Mr. Johnson has been a Director and Secretary/ Treasurer of the Company since April of 2000. Mr. Johnson has been the Secretary/ Treasurer and Director of Staf*Tek from December of 2003, to the present. For the past nine years, Mr. Johnson has been employed as a senior support representative with College Bookstore Management Systems (CMBS), a division of Nebraska Book Co., Inc. A provider of point of sale and inventory control computer software for the college bookstore industry. Mr. Johnson is involved in product development, customer support and training.

Mr. Johnson graduated from Hastings College in 1985, earning a Bachelor of Arts Degree in Business Administration.

Bruce E. Schreiner, CPA - Mr. Schreiner, CPA, has been a Director of the Company since October of 2003. Mr. Schreiner has also been a Director of Staf*Tek Services, Inc. since October, 2003, to the present. Mr. Schreiner is a partner in the accounting firm of Schroeder & Schreiner, P.C. He served as an Agent with the Internal Revenue Service for over five years, culminating in an appointment to the Technical and Review Staff of Omaha, Nebraska, for the Nebraska District.

Mr. Schreiner is a member of the American Institute and Nebraska Society of Certified Public Accountants and the Grand Island Area Chamber of Commerce. Mr. Schreiner is currently on the Board of Directors of Sense Technologies, Inc., a public company.

Mr. Schreiner graduated magna cum laude from Hastings College in 1975 earning a Bachelor of Arts Degree in both Economics and Business Administration with emphasis in accounting.

Kimberly A. Samon - Ms. Samon has been a Director of St. Joseph since March 2004. Ms. Samon worked with Kinko's, Inc., a business service company, from April 2003 through December 2003 in an executive HR position. From April 2002 through March 2003, Ms. Samon worked for Lacerte Technologies, Inc., a human resources consulting, outsourcing and technologies firm. From 1998 through December 31, 2001, Ms. Samon worked for HQ Global Workplaces & Office Services Company.

In 1996, Ms. Samon graduated from Stetson University College of Law, located in St. Petersburg, Florida, with a JD degree. In 1993, Ms. Samon graduated from Mercer University's School of Business and Economics in Atlanta, Georgia.
Ms. Samon graduated from Cornell University in 1990

Dr. Milton S. Harbuck, D. D. S. - Dr. Harbuck has been a Director of the Company since December of 2003. Dr. Harbuck has practiced dentistry at a senior level at the Veterans Administration in Little Rock, Arkansas for a number of years. During the 1990's Dr. Harbuck was involved in Private Practice on a part-time basis. Dr. Harbuck served as Chief of the Dental Services for John McClellan Veterans Administration Medical Center in the late 1980's. Dr. Harbuck is an active member in the American Dental Association as well as the Arkansas State Dental Association.

Dr. Harbuck is a graduate of the University of Tennessee College of Dentistry, Memphis Tennessee.

Jerry A. Malone - Mr. Malone has been a Director of the Company since March of 2004. Mr. Malone is currently a consultant for a medical supply company, after serving nine years as Executive Vice President for Medquik Supply, Inc (a medical sales and computer technology company) in Ft. Lauderdale, FL. Prior to Medquik, Mr. Malone was President of Malone & Malone Systems, Inc. for ten years.

Mr. Malone is a graduate of Louisiana Tech University and Louisiana State University.

Gerald McIlhargey - Mr. McIlhargey has been a Director of St. Joseph since March of 2004. Mr. McIlhargey has spent over 25 years in management consulting for public companies. In his various management roles, Mr. McIlhargey has extensive experience in Marketing and Manufacturing as well as the Financing of Public Companies. Mr. McIlhargey has had a key role with several public companies, including International Corona Resources, Collingwood Energy, Sense Technologies Inc. and Male Leaf Petroleum.

Mr. McIlhargey received a Bachelor of Education degree from Simon Fraser University in British Columbia, Canada in 1972.

The Company's Directors will serve in such capacity until the next annual meeting of the Company's shareholders and until their successors have been elected and qualified. There are no family relationships among the Company's officers and directors, nor are there any arrangements or understanding between any of the directors or officers of the Company or any other person pursuant to which any officer or director was or is to be selected as an officer or director.

Committees of the Board of Directors; Meetings

During the year ended December 31, 2004, the entire Board met 7 times and acted 7 times by unanimous written consent. During fiscal 2004, no director attended fewer than 75% of the aggregate number of meetings of the Board and committees on which such director served.

The Board has two standing committees, the Audit Committee and the Compensation Committee. The Board does not have a separate Nominating Committee and performs all of the functions of that committee. Mr. Simmons, as President, makes decisions in identifying and evaluating candidates for nomination to the Board of Directors with the advice and consent of the Board. This nomination process is based on individuals known by, or introduced to, Mr. Simmons or other Board members. Neither the Board nor Mr. Simmons has applied any particular or unique qualification for nomination but rather examines the background and experience of each candidate using their business judgment. In general, the Board and Mr. Simmons require that a nominee should possess the highest personal and professional ethics, integrity, and values. Nominees must possess practical wisdom, mature judgment, and be committed to the best long-term interests of the Company's employees, customers, and shareholders. In addition, Directors must be willing to devote sufficient time to fulfill their responsibilities and be willing to serve on the Board for an extended period of time. There are no third parties that receive compensation related to identifying and evaluating candidates.

The basis for the view of the Board of Directors at this time that it is appropriate for the Company not to have a Nominating Committee is that the Board considers director nominee selection for the Company and its corporate culture to involve important personal relationships and therefore a Nominating Committee is not appropriate for the Company at this time in the judgment of the Board of Directors. As stated above, Mr. Simmons is currently the only director who participates in the consideration of director nominees, with the advice and consent of the entire Board, and Mr. Simmons nominated the directors described in this Proxy Statement for election.

Neither the Company, nor the Board of Directors, nor Mr. Simmons has adopted a Nominating Committee Charter. The Board of Directors believes that due to the size of the Company and the reasons as described in the preceding paragraph, a Nominating Committee Charter is unnecessarily formal.

Although the Company does not have a Nominating Committee, Mr. Simmons performs the tasks typically associated with a Nominating Committee. Based on its review of the applicable rules of The Nasdaq National Market governing committee membership, the Board believes that Mr. Simmons is not considered independent.

Recommendations by Shareholders. Mr. Simmons will consider candidates for directors recommended by shareholders who follow the proper procedures in submitting the recommendation. Mr. Simmons will consider candidates recommended by shareholders using the same criteria he applies to candidates introduced to him by others. To be considered for election at an annual meeting, the recommendation must be submitted no later than December 31 of the year prior to the year in which the meeting will be held. The recommendation must by in writing addressed to the Corporate Secretary and must include the following: (i) statement that the writer is a stockholder and is proposing a candidate for consideration by the Board; (ii) name and contact information for the candidate;
(iii) statement of the candidate's business and educational experience; (iv) information regarding each of the factors listed above (other than the factor regarding board size and composition) sufficient to enable the Board of Directors to evaluate the candidate; (v) statement detailing any relationship between the candidate and any competitor of the Company; (vi) detailed information about any relationship or understanding between the writer and the candidate; and (vii) statement that the candidate is willing to be considered and is willing to serve as a director if nominated and elected.

The Audit Committee

The Audit Committee has as its primary responsibilities the appointment of the independent auditor for the Company, the pre-approval of all audit and non-audit services, and assistance to the Board in monitoring the integrity of our financial statements, the independent auditor's qualifications, independence and performance and our compliance with legal requirements. The Audit Committee has adopted a written charter which is attached hereto as Appendix A and has adopted an Audit and Non-Audit Services Preapproval Policy which is attached hereto as Appendix B. During the year ended December 31, 2004, the Audit Committee met one time. Bruce Schreiner, Kimberly Samon, and Gerald McIlhargey are the current members of the Audit Committee.

The Securities and Exchange Commission ("SEC") has adopted rules to implement certain requirements of the Sarbanes-Oxley Act of 2002 pertaining to public company audit committees. One of the rules adopted by the SEC requires a company to disclose whether the members of its Audit Committee are "independent." Since we are not a "listed" company, we are not subject to rules requiring the members of our Audit Committee to be independent. The SEC also requires a company to disclose whether it has an "Audit Committee Financial Expert" serving on its audit committee.

Based on its review of the applicable rules of The Nasdaq National Market governing audit committee membership, the Board believes that all members of the Audit Committee are "independent" within the meaning of such rules.

Based on its review of the criteria of an Audit Committee Financial Expert under the rule adopted by the SEC, the Board believes that one member of the Audit Committee, Mr. Schreiner, would be described as an Audit Committee Financial Expert. Each of the other current members have made significant contributions and provided valuable service to St. Joseph and its shareholders as members of the Audit Committee and the Board believes that each of them has demonstrated that he is capable of (i) understanding generally accepted accounting principles ("GAAP") and financial statements, (ii) assessing the general application of GAAP principles in connection with the accounting for estimates, accruals and reserves, (iii) analyzing and evaluating our financial statements, (iv) understanding internal controls and procedures for financial reporting, and (v) understanding audit committee functions, all of which are attributes of an Audit

Committee Financial Expert under the rule adopted by the SEC. Given the business experience and acumen of these individuals and their service as members of the Audit Committee, the Board believes that each of them is qualified to carry out all duties and responsibilities of the Audit Committee.

The Compensation Committee

 The Compensation Committee recommends to the Board annual salaries for senior management and reviews all company benefit plans. During the year ended December 31, 2004, the Compensation Committee had no formal meetings, instead the full Board performed these functions. The current members of the Compensation Committee are Bruce Schreiner, Gerald McIlhargey, and Dr. Milton Harbuck.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 (the "34 Act") requires our officers and directors and persons owning more than ten percent of our Common Stock to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Additionally, Item 405 of Regulation S-B under the 34 Act requires us to identify in our Form 10-KSB and proxy statement those individuals for whom one of the above referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. Given these requirements, we have the following report to make under this section: All of our officers or directors, and all persons owning more than ten percent of its shares have filed the subject reports, if required, on a timely basis during the past fiscal year.

Directors' Compensation

The Directors receive no annual compensation other than the original options they received as inducement to become directors in St. Joseph; however, they are reimbursed for out-of-pocket expenses incurred in connection with the Company's business.

Executive Compensation

SUMMARY COMPENSATION TABLE

                                                                          Long Term Compensation
                                        Annual Compensation               Awards                       Payouts
           (a)               (b)      (c)        (d)           (e)            (f)           (g)            (h)            (i)
Name     and     Principal  Year   Salary      Bonus      Other Annual    Restricted     Securities    LTIP Payouts    All Other
Position                    ($)    ($)         ($)        Compensation       Stock       Underlying        ($)        Compensation
                                                               ($)         Award(s)     Options/SARs                      ($)
                                                                              ($)           (#)
John      H.       Simmons  2004   $120,000    0            $7,200(1)     0            0
President/CEO/Director      2003   $120,000    0            $7,200(1)     0            1,750,000


Kenneth L. Johnson          2004                                                       0
Secretary-Treasurer/        2003                                                       100,000
Director


Bruce Schreiner             2004                                                       0
Director                    2003                                                       100,000

Kimberly A. Samon           2004                                                       100,000
Director

Jerry A. Malone             2004                                                       100,000
Director

Dr. Milton S. Harbuck       2004                                                       100,000
Director

Gerald McIlhargey           2004                                                       100,000
Director

(1)   The Company is providing Mr. Simmons a car allowance of $600.00 per month.

The following is a summary of the options awarded to the officers, directors and Advisory Board members.

Option Grants in Last Fiscal Year (Individual Grants)

Name                            Weighted     Number of           Date Issued       Vesting Date    Exercise    Expiration Date
                                average      Securities                                            Price per
                                fair value   Underlying                                            share
                                             Options

Kimberley A. Samon                  $0          100,000      March 23, 2004        Immediately       $0.10     March 23, 2009
Jerry A. Malone                     $0          100,000      March 23, 2004        Immediately       $0.10     March 23, 2009
Dr. Milton S. Harbuck               $0          100,000      December 14, 2004     Immediately       $0.10     December 14, 2008
Gerald McIlhargey                   $0          100,000      March 23, 2004        Immediately       $0.10     March 23, 2009
John K. Lucas                       $0           25,000      February 3, 2004      Immediately       $0.10     February 3, 2009
Donal Kent Ford                     $0           25,000      February 3, 2004      Immediately       $0.10     February 3, 2009
David Goler                         $0           25,000      February 3, 2004      Immediately       $0.10     February 3, 2009
Brian R Smith                       $0           25,000      February 3, 2004      Immediately       $0.10     February 3, 2009
John Hershenberg                    $0           25,000      February 3, 2004      Immediately       $0.10     February 3, 2009
Ted Key                             $0           25,000      March 23, 2004        Immediately       $0.10     March 23, 2009
Kimberly Alexandrich                $0           25,000      March 23, 2004        Immediately       $0.10     March 23, 2009
Maureen O,Brien                     $0           25,000      February 3, 2004      Immediately       $0.10     February 3, 2009

Certain Relationships and Related Transactions

None of the Directors or Officers of the Company, nor any proposed nominee for election as a Director of the Company, nor any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to all outstanding shares of the Company, nor any promoter of the Company, nor any relative or spouse of any of the foregoing persons has any material interest, direct or indirect, in any transaction since the date of the Company's incorporation or in any presently proposed transaction which, in either case, has or will materially affect the Company. The Company has not entered into transactions with any member of the immediate families of the foregoing persons, nor is any such transaction proposed.

There are no family relationships among any of the Directors or Executive Officers of St. Joseph.

          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The principal elements of compensation for St. Joseph's executive officers are the following:

     Base Salary. As a general rule, base salary for the executive officers of St. Joseph falls below the salaries for comparable positions in comparably sized companies. The Committee bases this determination on comparative compensation studies for similarly situated businesses; its impression of the prevailing business climate; and the advice of the Company's Chief Executive Officer.

     Annual salary increases, if any, for executive officers as a group are not more, on a percentage basis, than those received by other non-contract Employees.

     Incentive Bonus. Only officers of the Company are eligible for annual incentive bonuses. The Committee determines the amount of each bonus at the end of each year.

     In fixing salary and bonus amounts, the Committee has considered the performance of each individual, his or her level of responsibility within the Company, the Company's profitability, the longevity in office of each officer, and each officer's performance as a team member. In addition, the Committee has considered the severe financial challenges faced by the industry and the Company as a result of the terrorist attacks, the war in Iraq, and the industry competitive situation. No bonuses were paid in 2004. In fixing the salary and bonus amounts for 2005, the Committee considered the performance of the Company during the continuing difficult revenue environment faced by the Company and the industry during 2004, the performance of each individual, his or her level of responsibility within the Company, the Company's continued profitability, the longevity in office of each officer, and each officer's performance as a team member. No mathematical weighing formulae were applied with respect to any of these factors. In evaluating an individual's performance, the Committee relied on the recommendation of the President, whose recommendation is based on his own perception of such officer's performance.

The Company does not utilize defined performance targets in establishing compensation, nor does it employ minimum, targeted or maximum amounts of bonuses or total compensation levels for the executive officers and the final determination of compensation is subjective.


     Stock Options. In an effort to bridge the perceived gap between the lower level of cash compensation for Company officers as compared to their peers and to provide a long-term incentive for future performance that aligns officers' interests with Shareholders in general, the Company from time to time issues stock options. No such options have been issued during 2005.


See "Summary Compensation Table." St. Joseph makes little use of perquisites for executive officers.

                                                  COMPENSATION COMMITTEE

                                                  Bruce Schreiner, Chair
                                                  Gerald McIlhargey
                                                  Dr. Milton Harbuck


                             AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2004 (the "Audited Financial Statements"). In addition, we have discussed with Cordovano & Honeck, P.C., the independent auditing firm for the Company, the matters required by Codification of Statements on Auditing Standards No. 61, as amended by Statement on Auditing Standards No 90, Audit Committee Communications.

     The Committee also has received the written disclosures and the letter from Cordovano & Honeck required by Independence Standards Board Standard No. 1, and we have discussed with that firm its independence from the Company and the compatibility of its provision of services other than auditing services with such independence. We also have discussed with management of the Company and the auditing firm such other matters and received such assurances from them, as we deemed appropriate.

     Based on the foregoing review and discussions and relying thereon, we have recommended to the Company's Board of Directors the inclusion of the Audited Financial Statements in the Company's Annual Report for the year ended December 31, 2004 and in the Company's Annual Report on Form 10-K.


                                                          AUDIT COMMITTEE

                                                          Bruce Schreiner, Chair
                                                          Kimberly Samon
                                                          Gerald McIlhargey


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date hereof, based on information obtained from the persons named below, with respect to the beneficial ownership of the Common Stock by (i) each person who is known to the Company to be the beneficial owner of more than 5 percent of the Company's Common Stock, and (ii) each Director and Officer, and (iii) all Directors and Officers of the Company, as a group:

                                                                                Amount of Beneficial     Percentage
    Title of Class              Name and Address of Beneficial Owner               Ownership (2)          of Class

     Common Stock        John H. Simmons-President, Director and CEO(1)             3,125,000(3)           40.29%
                         12 Lee Court
                         Trophy Club, TX 76262

     Common Stock        David William Dean Core                                     1,125,000             19.54%
                         6965 N. Grande
                         Baca Raton, FL 33433

     Common Stock        Kimberly A. Samon-Director(1)                               110,000(4)             2.32%
                         14595 Creek Club Drive
                         Alpharetta, GA 30004

     Common Stock        Frank Davis                                                  250,200               5.13%
                         4903 36th St.
                         Columbus, NE 68501

     Common Stock        Mark Johnson                                                275,000(5)             5.62%
                         5210 East 81st, Suite 134
                         Tulsa, OK 74137

     Common Stock        Phyllis L. Bell                                             640,368(6)            12.15%
                         728 S. Norfolk Ave.
                         Tulsa, OK 74120

     Common Stock        Bruce Schreiner-Director                                    100,000(4)             2.11%
                         2535 N. Carleton Ave., Suite B
                         Grand Island, NE 68802

     Common Stock        Kenneth L. Johnson-Director, Secretary/Treasurer            100,000(4)             2.11%
                         4335 South Street
                         Lincoln, NE 68506

     Common Stock        Dr. Milton S. Harbuck, D. D. S.-Director                    100,000(4)             2.11%
                         101 Fieldstone Lane
                         Sherwood, AR 75210-6544

     Common Stock        Jerry A. Malone-Director                                  100,000(4) (7)           2.11%
                         7114 Creswell Rd.
                         Shreveport, LA 71106

     Common Stock        Gerald McIlhargey-Director                                  100,000(4)             2.11%
                         495 Howe St., Suite 305
                         Vancouver, B.C. V6C 2T5

                         Total  Officers,  Directors and  shareholders of 5%
                         or more of St.  Joseph's common stock as a group (5
                         persons):                                                   6,026,568             95.61%

----------
(1) Unless otherwise indicated, this column reflects amounts as to which the beneficial owner has sole voting power and sole investment power, as well as any securities that person or group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights.

(2) As required by Item 403 of Regulation S-B, calculated on the basis of the amount of outstanding securities plus, for each person or group, any securities that person or group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights. This percentage will be different than percentages reflected in Schedule 13D.

(3) Includes options to purchase 1,750,000 shares of the Company's common stock at an exercise price of $.10 per share.

(4) Includes options to purchase 100,000 shares of the Company's common stock at an exercise price of $.10 per share.

(5) Includes options to purchase 25,000 shares of the Company's common stock at an exercise price of $.10 per share.

(6) Includes 330,000 shares that Ms. Bell has the right to acquire within 60 days through conversion of the Preferred Stock and includes 60,000 shares owned by a trust controlled by Ms. Bell.

(7) Excludes 18,000 shares owned by Mr. Malone's wife for which he disclaims beneficial ownership.

                      RATIFICATION OF SELECTION OF AUDITOR
                                    (Item 2)

Shareholder ratification of the selection of Cordovano & Honeck, P.C. as the Company's independent auditors is not required by our Bylaws or otherwise. However, the Board of Directors is submitting the selection of Cordovano & Honeck to the Shareholders for ratification as a matter of good corporate practice. If the Shareholders fail to ratify the selection, the Audit Committee and Board of Directors will reconsider whether or not to retain that firm.


     Your Directors recommend a vote FOR the ratification of the selection of Cordovano & Honeck, P.C. as the independent auditor of the Company. Proxies solicited by the Board of Directors will be so voted unless Shareholders specify a different choice.


Representatives of Cordovano and Honeck are not expected to be present at the Annual Meeting of Shareholders. However, if such representatives are present, they will be available to respond to appropriate questions.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

The Company's auditor is Cordovano and Honeck, P.C., located at 201 Steele Street, Suite 300, Denver, Colorado 80206.

Audit Fees: The Company paid Cordovano and Honeck $8,840 in audit and review fees for the fiscal year ended December 31, 2004. A payment of $3,000 was made prior to the completion of the audit and a balance of $1,725 remains. The Company paid $890 in audit-related fees for 2003 and paid $900 fees for fiscal 2002.

Tax Fees: The Company did not pay its auditor any fees related to tax compliance, tax advice, and tax planning for the fiscal years ended December 31, 2004.

All Other Fees: The Company did not pay its auditor any fees related to any other products or services.

The Company's board of directors has determined that the provision of services by Cordovano and Honeck, P.C., as set forth above, is compatible with maintaining Cordovano and Honeck's independence. A copy of the Audit Committee's Audit and Non-Audit Services Preapproval Policy is attached to this Proxy Statement as Appendix B. All of the services rendered by the independent auditor during 2004 were pre-approved by the Audit Committee, or by its Chairman pursuant to his delegated authority.

                                  OTHER MATTERS

Shareholder Proposals

Shareholders who wish to present proposals for action at the Annual Meeting of Shareholders to be held in 2006, should submit their proposals in writing to the Secretary of the Company at the address of the Company set forth on the first page of this Information/Proxy Statement. The Secretary must receive proposals no later than April 1, 2006, for inclusion in next year's proxy statement.

Shareholders who wish to make a proposal at the 2006 Annual Meeting of Shareholders other than ones that will be included in the Company's proxy materials should notify the Company not later than April 1, 2006 and no earlier than January 1, 2006. If a shareholder who wished to present a proposal fails to notify the Company by this date, the proxies that management solicits for that meeting will have discretionary authority to vote on the shareholder's proposal if it is properly brought before that meeting. If a shareholder makes timely notification, management may still exercise discretionary authority under circumstances consistent with the Securities and Exchange Commission's proxy rules.

Discretionary Authority

     In the event a quorum is present at the meeting but sufficient votes to approve any of the items proposed by the Board of Directors have not been received, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. A shareholder vote may be taken on one or more of the proposals in this Proxy Statement prior to such adjournment if sufficient proxies have been received and it is otherwise appropriate. Any adjournment will require the affirmative vote of the holders of a majority of those shares of Common Stock represented at the meeting in person or by proxy. If a quorum is present, the persons named as proxies will vote these proxies which they have been authorized to vote on any other business properly before the meeting in favor of such an adjournment.


     The Board of Directors does not know of any other matters that are to be presented for action at the meeting. However, if other matters properly come before the meeting, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

Annual Report

A copy of St. Joseph's Annual Report on Form 10-KSB for the year ended December 31, 2004, accompanies this Proxy herein incorporated, which is being furnished to each shareholder of record as of June 9, 2005. St. Joseph will provide without charge to each such shareholder, upon the written request of such person, an additional copy of the Company's Form 10-KSB for the year ending December 31, 2004. Such written requests should be sent to John H. Simmons, President, St. Joseph, Inc., 4870 S. Lewis, Suite 250, Tulsa, Oklahoma 74105.

                                   APPENDIX A

                             ST. JOSEPH, INC. AUDIT
                                COMMITTEE CHARTER

The Audit Committee of the Board of Directors of St. Joseph, Inc. is responsible for the appointment, compensation, retention, and oversight of the work of the Company's independent auditors. The Committee shall assist the Board of Directors in oversight of (1) the integrity of St. Joseph's financial statements, (2) St. Joseph's compliance with legal and regulatory requirements,
(3) the independent auditor's qualification and independence, and (4) the performance of St. Joseph's internal audit function and independent auditors. The Committee shall perform the following functions:

1. Review with independent auditors the scope and results of their audits, the audit procedures utilized, including any restrictions on their work, cooperation received, and their findings and recommendations. Engage the independent auditors to review financial information included in the Company's Quarterly Reports on Form 10-QSB, prior to the filing of such report with the Securities and Exchange Commission.

2. Review with the independent auditors and management the Company's financial reporting, and accounting and disclosure principles, policies and practices; alternative treatments within generally accepted accounting principles for material items discussed with management, including the ramifications of such alternatives and the treatment preferred by the auditors; and other written communications between the auditor and management that are material to the financial statements. The Committee shall discuss generally the Company's annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," as well as the Company's earnings press releases and financial information and earnings guidance provided to analysts and rating agencies.

3. Discuss the Company's major financial risk exposures and its policies with respect to risk assessment and risk management;

4. Review with the independent auditors and the Company's internal auditor the adequacy of the Company's accounting, financial and internal operating controls, including those designed to insure that Company payments and other transactions are properly made and recorded in compliance with all applicable statutes and regulations, including the Foreign Corrupt Practices Act of 1977.

5. Review with the independent auditors and management the independent auditors' fees for audit services. Preapprove all services provided by the independent auditors in accordance with the policy attached as Appendix B; from time to time delegate authority to one or more members of the Committee to preapprove services between committee meetings as set forth in the policy.

6. Determine appropriate funding by the Company for payment of:

         (A) Compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the listed issuer;

         (B) Compensation to any independent counsel or other advisers employed by the Committee, as the Committee determines necessary to carry out its duties as set forth in this Charter and by law or regulation of the OTC Bulletin Board or other market on which the Company's securities are traded;

         (C) Ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

7. Establish and maintain procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by Employees of concerns regarding questionable accounting or auditing matters. Set clear policies for the hiring of employees or former employees of the independent auditors.

8. Consider the possible effect of non-audit related services performed by the independent auditors, on the independence of said independent auditors. Receive an annual written report from the independent auditors regarding the following:

         (A) the firm's internal quality-control procedures;

         (B) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm and any steps taken to deal with any such issues; and

         (C) (to assess independence) all relationships between the independent auditor and St. Joseph.

         Upon receipt of this report, the Committee shall evaluate the auditor's qualifications, performance and independence, including a review and evaluation of the lead partner of the independent auditor. In making this evaluation, the Committee shall consider the opinions of management and the individual designated as Director of Internal Audit. The Committee's findings shall be reported to the Board of Directors.

9. Meet at least one time a year in a regular meeting, and additional meetings that may be deemed appropriate by the Chairman of the Audit Committee or the Board of Directors; meet separately, periodically, with management, with internal auditors, and with independent auditors.

10. Perform such additional functions as may from time to time be assigned to the Committee by the Board of Directors.

11. Review and reassess the performance of this Committee and the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

12. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement, in which the Committee will state whether:

         (A) the Audit Committee has reviewed and discussed the audited financial statements with management;

         (B) the Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (relating to the conduct of the audit);

         (C) the Audit Committee has received the written disclosures and the letter from the independent auditors required by ISB Standard No.1 and has discussed with the auditors the auditors' independence; and

         (D) based upon the review and discussions described above, it recommended to the Board of Directors that the financial statements be included in the Annual Report on Form 10-KSB.

The members of the Audit Committee shall meet the independence and experience requirements of the Nasdaq Stock Exchange and applicable federal law.

As adopted by the Board of Directors effective September 30, 2004.

                                   APPENDIX B

                           St. Joseph, Inc. Audit and
                      Non-Audit Services Preapproval Policy
                      Adopted effective September 30, 2004

I. Purpose

Under the Sarbanes-Oxley Act of 2002 (the "Act") and the rules of the Securities and Exchange Commission (the "SEC"), the Audit Committee of the Board of Directors is responsible for the appointment, compensation, and oversight of the work of the independent auditor. The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that they do not impair the auditor's independence from the Company. Accordingly, the Audit Committee has adopted, and the Board of Directors of St. Joseph, Inc. (the "Company" or "St. Joseph") has ratified, this Audit and Non-Audit Services Preapproval Policy (the "Policy"), which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the independent auditor may be preapproved.

The SEC's rules provide that proposed services may be preapproved without consideration of specific case-by-case services by the Audit Committee ("general preapproval") or may require the specific preapproval of the Audit Committee ("specific preapproval"). The Audit Committee believes that the combination of these two approaches in this Policy will result in an effective and efficient procedure to pre-approve services performed by the independent auditor. Accordingly, unless a type of service has received general preapproval, it will require specific preapproval by the Audit Committee if it is to be provided by the independent auditor. Any proposed services exceeding preapproved cost levels or budgeted amounts will also require specific preapproval by the Audit Committee.

For each preapproval, the Audit Committee will consider whether the services are consistent with the SEC's rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company's business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company's ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor will necessarily be determinative.

The independent auditor has reviewed this Policy and believes that implementation of the policy will not adversely affect the auditor's independence.

II. Delegation

The Act and the SEC's rules permit the Audit Committee to delegate preapproval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any preapproval decisions to the Audit Committee at its next scheduled meeting.

III. Audit Services

The annual Audit services engagement terms and fees will be subject to the specific preapproval of the Audit Committee. The Audit Committee will monitor the Audit services engagement as necessary, but no less than on a quarterly basis, and will also approve, if necessary, any changes in terms, conditions and fees.

In addition to the annual Audit services engagement approved by the Audit Committee, the Audit Committee may grant preapproval to other Audit services, which are those services that only the independent auditor reasonably can provide. Other Audit services may include services associated with SEC registration statements or other documents issued in connection with securities offerings.

IV. Audit-related Services

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements or that are traditionally performed by the independent auditor. Because the Audit Committee believes that the provision of Audit-related services does not impair the independence of the auditor and is consistent with the SEC's rules on auditor independence, the Audit Committee may grant general preapproval to Audit-related services. Audit-related services include, among others, due diligence services pertaining to potential business acquisitions/dispositions; accounting consultations related to accounting, financial reporting or disclosure matters not classified as "Audit services"; assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities; financial audits of Employee benefit plans; agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters; and assistance with internal control reporting requirements.

V. Tax Services

The Audit Committee believes that the independent auditor can provide Tax services to the Company such as tax compliance, tax planning and tax advice without impairing the auditor's independence, and the SEC has stated that the independent auditor may provide such services. The Audit Committee believes it may grant general preapproval to those Tax services that have historically been provided by the auditor, that the Audit Committee has reviewed and believes would not impair the independence of the auditor, and that are consistent with the SEC's rules on auditor independence. The Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the sole business purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. The Audit Committee will consult with the Chief Financial Officer or Chief Executive Officer to determine that the tax planning and reporting positions are consistent with this policy.

The Audit Committee must preapprove tax services to be provided by the independent auditor to any Executive Officer or Director of the Company, in his or her individual capacity, where such services are paid for by the Company.

VI. All Other Services

The Audit Committee believes, based on the SEC's rules prohibiting the independent auditor from providing specific non-audit services, that other types of non-audit services are permitted. Accordingly, the Audit Committee believes it may grant general preapproval to those permissible non-audit services classified as All Other services that it believes are routine and recurring services, would not impair the independence of the auditor, and are consistent with the SEC's rules on auditor independence.

A list of the SEC's prohibited non-audit services is attached to this policy as
Exhibit 1. The SEC's rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

VII. Preapproval Fee Levels or Budgeted Amounts

Preapproval fee levels for all services to be provided by the independent auditor will be established by the Audit Committee. Any proposed services exceeding these levels or amounts will require specific preapproval by the Audit Committee. The Audit Committee is mindful of the overall relationship of fees for audit and non-audit services in determining whether to pre-approve any such services.

VIII. Procedures

All requests or applications for services to be provided by the independent auditor that do not require specific approval by the Audit Committee will be submitted to the Chief Financial Officer or Chief Executive Officer and must include a detailed description of the services to be rendered. The Chief Financial Officer or Chief Executive Officer will determine whether such services are included within the list of services that have received the general preapproval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by the independent auditor.

Requests or applications to provide services that require specific approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Chief Financial Officer or Chief Executive Officer and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC's rules on auditor independence.

                                    Exhibit 1
                          Prohibited Non-Audit Services

      o Bookkeeping or other services related to the accounting records or financial statements of the audit client

      o     Financial information systems design and implementation

      o Appraisal or valuation services, fairness opinions or contribution-in-kind reports

      o     Actuarial services

      o     Internal audit outsourcing services

      o     Management functions

      o     Human resources

      o     Broker-dealer, investment adviser or investment banking services

      o     Legal services

      o     Expert services unrelated to the audit

                      U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 10-KSB

                                Amendment No. 1

[x] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 For the fiscal year ended December 31, 2004

[ ] TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 For the transition period from _____________ to _____________

Commission file number: 0-49936

                                ST. JOSEPH, INC.
                            ------------------------
                 (Name of small business issuer in its charter)

          Colorado                                              CH47-0844532
-------------------------------                              -----------------
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)

4870 S. Lewis, Suite 250, Tulsa, OK                                74105
---------------------------------------                       ---------------
(Address of principal executive offices)                         (Zip Code)

Issuer's telephone number: (918) 742-1888

Securities registered under Section 12(b) of the Act:  None

Securities registered under Section 12(g) of the Exchange Act:

                          Common Stock, $.001 par value
                          ----------------------------
                                (Title of class)

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                Yes    [X]                        No [ ]

Check if disclosure of delinquent filers in response to Item 405 of Regulation S-B is not contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. [ ]

Issuer's revenues for its most recent fiscal year: $1,554,771

Aggregate market value of voting stock held by non-affiliates of the issuer as of: 12/31/2004: $57,245.00

Number of shares of common stock, $.001 par value, outstanding on 12/31/04 was 5,021,712

DOCUMENTS INCORPORATED BY REFERENCE
Transitional Small Business Disclosure Format:  Yes   [ ]     No   [X]

                             St. Joseph Energy, Inc.

                                   FORM 10-KSB
                                TABLE OF CONTENTS

                                     PART I
                                      PAGE

ITEM 1.  DESCRIPTION OF BUSINESS                                              1

ITEM 2.  DESCRIPTION OF PROPERTY                                              4

ITEM 3.  LEGAL PROCEEDINGS                                                    4

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS                  4

                                     PART II

ITEM 5.  MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS             4

ITEM 6.  MANAGEMENT'S DISCUSSION AND ANALYSIS
         OR PLAN OF OPERATIONS                                                6

ITEM 7.  FINANCIAL STATEMENTS                                                 9

ITEM 8.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
         ON ACCOUNTING AND FINANCIAL DISCLOSURE                               9

ITEM 8A. CONTROLS AND PROCEDURES                                              9

                                    PART III

ITEM 9.  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
         AND CONTROL PERSONS; COMPLIANCE WITH SECTION
         16(a) OF THE EXCHANGE ACT                                           10

ITEM 10. EXECUTIVE COMPENSATION                                              13

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
         OWNERS AND MANAGEMENT                                               14

ITEM 12. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                      15

ITEM 13. EXHIBITS AND REPORTS ON FORM 8-K                                    15

ITEM 14.  CONTROLS AND PROCEDURES                                            15

                                     PART I

ITEM 1.  DESCRIPTION OF BUSINESS

Business

(a) Business Background

St. Joseph, Inc. ("St. Joseph" or the "Company") was organized as a Colorado Corporation on March 19, 1999, as Pottery Connection, Inc. On March 19, 2001, St. Joseph changed its corporate name from Pottery Connection, Inc. to St. Joseph Energy, Inc. in anticipation of changing its business purpose to the exploration and development of oil and gas properties. However, after the unsuccessful investment in two oil wells located in the State of Louisiana, St. Joseph elected to abandon that endeavor and return to its original business purpose. On November 6, 2003, St. Joseph Energy, Inc., changed its corporate name to St. Joseph, Inc.

St. Joseph conveyed its oil and gas working interests to a third party, a shareholder of the Company, in exchange for debt, which was an "as is" conveyance. St. Joseph has no reason to believe or has any knowledge of any anticipated liability from any lingering environmental issue or other liability from the oil and gas exploits in the State of Louisiana.

(b) Business of St. Joseph

St. Joseph was originally organized to produce and sell pottery of all forms, as well as, publish and sell, on both a wholesale and retail basis; (i) limited edition fine art lithographs, serigraphs, bas-reliefs, sculptures, aquatints and etchings; (ii) oil and acrylic paintings and other original works of art; and
(iii) posters, and limited editions of other pottery artifacts. St. Joseph had determined to establish itself in a niche market, by developing a gallery on the Internet ("gallery on the web"), which was to be a web site to facilitate online retail sales. St. Joseph at this time does not own nor does it propose to not establish art galleries at physical locations and all sales were to have taken place through its web site. St. Joseph's did not generate any sales through the proposed web site. The domain name of, www.gallerysaintjoseph.com, has been reserved by the Company. However, at this time, St. Joseph has elected to abandon its current business purpose and will now focus on the growth and further development of its wholly owned subsidiary, Staf*Tek Services, Inc.

(c) Acquisition of Staf*Tek Services, Inc.

On December 2, 2003, the Company entered into an Agreement of Exchange and Purchase and Sale (the "Agreement") with Staf*Tek Services, Inc. ("Staf*Tek"), an Oklahoma corporation. Staf*Tek was organized as an Oklahoma corporation on January 2, 1997. The purchase of Staf*Tek by the Company took place on December 2, 2003 and the acquisition closed on January 2, 2004 at which time Staf*Tek became a wholly owned subsidiary of St. Joseph.

Pursuant to the terms of the Agreement, the Company acquired 100 percent of the issued and outstanding shares of Staf*Tek's common stock in exchange for (1) 380,500 shares of the Company's $.001 par value convertible preferred stock; (2) 219,500 shares of the Company's $.001 par value common stock; and (3) $200,000 in cash. The Company's convertible preferred stock has a face value of $3.00 per share with a yield of 6.75 percent dividend per annum, which will be paid quarterly on a calendar basis for a period of five (5) years. The Company paid $78,299 in preferred stock dividends during the year ended December 31, 2004. Dividends unpaid as of December 31, 2004 totaled $-0-. The convertible preferred stock may be converted to the Company's common stock at the rate of one share of convertible preferred stock for one share of common stock at any time by the shareholder. The convertible preferred stock can be called for redemption by the Company no sooner than two (2) years after the date of issuance, and only if the Company's common stock is trading on a recognized United States stock exchange for a period of no less than thirty consecutive trading days at a market value of $5.00 or more per share. However, as of this date, there is no publicly trading market.

As of December 31, 2004, the Company had paid the $200,000 cash, which was owed under the terms of the Agreement.

(d) Business of Staf*Tek Services, Inc.

Staf*Tek specializes in the recruiting and placement of professional technical personnel on a temporary and permanent basis. Staf*Tek provides Information Technology employees in areas ranging from multiple platform systems integration to end-user support, including specialists in programming, networking, systems integration, database design and help desk support. Staf*Tek's candidate databases concerning Information Technology (IT) experience, skills, and performance are continually being updated regarding new referrals and existing candidates. Staf*Tek's contract services are performed by a nucleus of both permanent and temporary professionals. Staf*Tek responds to a broad range of assignments from technical one-person assignments to major projects including, but not limited to: Internet/Intranet Development, Desktop Applications Development, Project Management and Completion, Enterprise Systems Development, SAP Implementation and Legacy MainFrame Projects. Staf*Tek also provides computer training, online assessments and certification at its web-site www.staftek.com through Get Smart Online. The Get Smart Online technology provides anyone with internet access the opportunity to get tested and certified in over fifty (50) Information Technology skill sets.

Staf*Tek was founded on the premise that there was an increasing demand for high quality outsourced professional services. Staf*Tek's business premise combines the client service orientation and commitment to quality. Staf*Tek is positioned to take advantage of what the Company believes are two converging trends in the outsourced professional services industry; increasing demand for outsourced professional services by corporate clients and increasing the supply of professionals interested in working on an outsourced basis. Staf*Tek believes that its business premise allows it to offer challenging yet flexible career opportunities, attract highly qualified, experienced professionals and, in turn, attract clients with varying professional needs.

As of December 31, 2004, Staf*Tek employed 16 professional service associates which are presently on assignment with two (2) clients: MCI and SUNOCO, Inc. While Staf*Tek has several clients, it is primarily dependant on its one large client, MCI. In the past 12 months, MCI accounted for approximately 91% of Staf*Tek's total revenues. The loss of this client or in the event that there is a decrease in business could have a material adverse effect on Staf*Tek's business. (See Risk Factor "MCI is Staf*Tek's Largest Client".) Staf*Tek is primarily a regional professional service firm that provides experienced and highly qualified information technology personnel who can demonstrate diversity, and flexibility in the work force.Staf*Tek has determined that its market is primarily in the Tulsa, Oklahoma area. To help reach our goals and tap this market, the Company brought on John Blackmon on June 14, 2004. Before joining Staf*Tek, Mr. Blackmon was a Senior Manager of Information Technology with MCI/WorldCom. Mr. Blackmon joined MCI/WorldCom in 1997 in the Operations organization and was quickly moved to the IT organization where his responsibilities included operations management, management of both technical and support organizations, and progressing to lead the development and implementation of all E*Commerce application solutions for the Wholesale division of WorldCom. In addition, Mr. Blackmon was heavily involved in the management of outsourced application development projects, as well as managing these vendors through the project life cycle. He previously worked in the personal computer industry with responsibility for the product development, manufacturing, as well as managing off shore vendors for product development and manufacturing.

Staf*Tek currently has one office located in Tulsa, Oklahoma. However, as the business begins to develop, it proposes to open an office in Dallas, Texas within the next 12 months.

Supply of Professionals

Concurrent with the growth in the demand for outsourced services, Staf*Tek is of the belief, based on discussions with Staf*Tek associates, that the number of professionals seeking work on a project and non-project basis has increased due to a desire for:

* more flexible hours and work arrangements, coupled with competitive wages and benefits; and

* challenging engagements that advance their careers, develop their skills and add to their experience.

* the Company maintains its own database of 15,000 trained independent contract professionals. Once a professional is placed, he or she either becomes an employee of the Company or the client's employee.

Marketing and Recruiting

The Company markets its temporary and permanent staffing services to business clients as well as employment candidates. Marketing and recruiting directed to business clients and employment candidates consists primarily of yellow pages advertisements, classified advertisements, websites, trade shows and web-site promotion on the Internet.

Staf*Tek and its subsidiary own several trademarks, service marks and trade names, including the getsmartonline.com, staftek.com, confidentialsearch.com and stjosephinc.com.

Management of the Company's temporary and permanent staffing operations is coordinated from its headquarters in Tulsa, Oklahoma. The Company's headquarters provides support and centralized services related to administrative, marketing, public relations, accounting and training.

Competition

The Company's temporary and permanent staffing services face competition in attracting clients as well as high-quality specialized employment candidates. The temporary and permanent placement businesses are highly competitive, with a number of firms offering services similar to those provided by the Company on a national, regional or local basis. In many areas the local companies are the most successful competitors. The most significant competitive factors in the temporary and permanent placement businesses are price and the reliability of service, both of which are often a function of the availability and quality of professional personnel. The Company believes it derives a competitive advantage from its extensive experience with and commitment to the specialized employment market,

Temporary employees placed by the Company are, in fact, the Company's employees for all purposes while they are working on assignments. Once a professional is permanently placed, he or she either becomes an employee of the Company or the client's employee. During the temporary phase, the Company pays the related costs of employment, such as workers' compensation insurance, state and federal unemployment taxes, social security and certain fringe benefits. The Company provides access to voluntary health insurance coverage to interested Employees.

Reports to security holders

The Company will send an annual report, together with audited Financial Statements of the Company to security holders.

Any member of the public may read and copy any materials the Company files with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

ITEM 2.  DESCRIPTION OF PROPERTY

Staf*Tek leases approximately 3317 square feet of office space from a non-affiliated third party at 4870 South Lewis, Suite 250, Tulsa, OK 74105 and requires monthly lease payments of $3,870.

ITEM 3.  LEGAL PROCEEDINGS

The Company nor its officers and directors are a party to any material pending legal proceedings.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

No matter was submitted to a vote of the Company's shareholders during the Fourth quarter of the fiscal year covered by this report.

                                     PART II

ITEM 5.  MARKET FOR THE COMPANY'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

As of the date of this Form 10-KSB, there is no public trading market for the Company's Common Stock. The Company has engaged a broker/dealer, Burt Martin Arnold Securities, to file with the National Association of Securities Dealers, Inc. (NASD) to have its Common Stock traded on the OTC Bulletin Board(R) (OTCBB) upon satisfaction of all disclosure and regulatory requirements, which include, among other things, completion of the review process with applicable regulatory agencies and amendment of prior Securities Exchange Act of 1934 filings as necessary. The Company's stock will not be eligible to trade until all such requirements are met, and there can be no assurance when, if ever, trading will begin, although the Company is vigorously pursuing the fulfillment of these requirements.

The Securities and Exchange Commission has adopted regulations concerning low priced securities or "penny stocks." The regulations define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For transactions covered by these regulations, a broker-dealer intending to sell to persons other than established customers or accredited investors must make a special suitability determination for the purchaser and must have received the purchaser's written consent to the transaction prior to the sale. If our common stock will constitute penny stock upon trading, these additional burdens may discourage broker-dealers from effecting transactions in our common stock and could limit our market liquidity and your ability to sell in the secondary market. In addition, it is unlikely that any bank or financial institution will accept penny stock as collateral.

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including an affiliate, who beneficially owns "restricted securities" may not sell those securities until they have been beneficially owned for at least one year. Thereafter, the person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

o 1% of the number of shares of common stock then outstanding (approximately 5,021,712 shares are outstanding as of December 31, 2004); or

o the average weekly trading volume of the common stock during the four calendar weeks preceding the filing with the SEC of a notice on the SEC's Form 144 with respect to such sale (shares of St. Joseph are not trading as of December 31, 2004).

Sales under Rule 144 are also subject to certain other requirements regarding the manner of sale, notice and availability of current public information about St. Joseph.

Under Rule 144(k), a person who is not, and has not been at any time during the 90 days preceding a sale, an affiliate of St. Joseph and who has beneficially owned the shares proposed to be sold for at least two years (including the holding period of any prior owner except an affiliate) is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

The authorized capital of the Company is One Hundred Million (100,000,000) common shares with a par value of $0.001 per share. As of December 31, 2004, there are 5,021,712 common shares issued and outstanding.

The Company has not agreed to register any shares of Common Stock under the Securities Act of 1933, as amended, for sale by security holders. None of the holders of the Company's common shares have any right to require the Company to register its common shares pursuant to the Securities Act of 1933.

There are 2,650,000 outstanding options or warrants to purchase shares, and 386,208 securities convertible into, shares of the Company's Common Stock. The options may be converted into common shares at an exercise price of $0.10 per share and the preferred shares may be converted into common shares on a one for one basis.

As of December 31, 2004, the number of holders of record was approximately 105.

The Company has never paid a cash dividend on its Common Stock nor does the Company anticipate paying cash dividends on its Common Stock in the near future. It is the present policy of the Company not to pay cash dividends on the Common Stock but to retain earnings, if any, to fund growth and expansion. Any payment of cash dividends of the Common Stock in the future will be dependent upon the Company's financial condition, results of operations, current and anticipated cash requirements, plans for expansion, as well as other factors the Board of Directors deems relevant.

The Company has not established an Equity Compensation Plan and has not authorized the issuance of any securities for under such plan.

In November 2004, the Company sold 40,000 shares of its Common Stock to Phyllis Bell for $20,000, or $0.50 per share.

In general, under Rule 144 as currently in effect, a shareholder, including an affiliate of St. Joseph, may sell shares of Common Stock, after at least one year has elapsed since such shares were acquired from St. Joseph or an affiliate of St. Joseph. The number of shares of Common Stock which may be sold within any three-month period is limited to the greater of one percent of the then outstanding shares of Common Stock or the average weekly trading volume in the Common Stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not an affiliate of St. Joseph (and who has not been an affiliate of St. Joseph for 90 days prior to the sale) and who has beneficially owned shares acquired from St. Joseph or an affiliate of St. Joseph for over two years may resell the shares of Common Stock without compliance with the foregoing requirements under Rule 144.

No predictions can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price of the Common Stock prevailing from time to time. Nevertheless, sales of substantial amounts of Common Stock, or the perception that such sales may occur, could have a material adverse effect on prevailing market prices.

ITEM 6. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Certain information contained in Management's Discussion and Analysis and in other parts of this report may be deemed forward-looking statements regarding events and financial trends that may affect the Company's future operating results or financial positions. These statements may be identified by words such as "estimate", "forecast", "project", "plan", "intend", "believe", "expect", "anticipate", or variations or negatives thereof or by similar or comparable words or phrases. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the statements. These risks and uncertainties include, but are not limited to, the following: changes in levels of unemployment and other economic conditions in the United States or in particular regions or industries; reduction in the supply of candidates for contractual employment or the Company's ability to attract candidates; the entry of new competitors into the marketplace or expansion by existing competitors; the ability of the Company to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions; the impact of competitive pressures, including any change in the demand for the Company's services, on the Company's ability to maintain its margins; the possibility of the Company incurring liability for its activities, including the activities of its contractual employees, or for events impacting its contractual employees on clients' premises; the possibility that adverse publicity could impact the Company's ability to attract and retain clients and candidates; the success of the Company in attracting, training, and retaining qualified management personnel and other staff employees; whether governments will impose additional regulations or licensing requirements on personnel services businesses in particular or on employer/ employee relationships in general; whether there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; and litigation relating to prior or current transactions or activities, including litigation that may be disclosed from time to time in the Company's SEC filings. Further information regarding these and other risks and uncertainties is contained in Item 6., under the heading "Risk Factors." Because long-term contracts are not a significant part of the Company's business, future results cannot be reliably predicted by considering past trends or extrapolating past results.

Material Accounting Policies:

The discussion and analysis of St. Joseph's condition and result of operations are based on the consolidated financial statements that have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires estimates and assumptions that affect the reported amounts and disclosures.

General / Plan of Operation:

For the year ended December 31, 2004, St. Joseph, Inc. had generated revenues of $1,554,771, which is up from ($0) for the year ended December 31, 2003. The increase is due to the acquisition of Staf*Tek Services, Inc. On January 2, 2004, we completed the acquisition of Staf*Tek by acquiring all of the issued and outstanding common shares of Staf*Tek. For the year ending December 31, 2004, Staf*Tek's total service revenues increased by $4,329 to $1,554,771, as compared to $1,550,442 for December 31, 2003.

Since inception Staf*Tek has been a leader in the recruiting and the placement of professional technical personnel on a temporary and permanent basis in the Tulsa, Oklahoma area. Staf*Tek assists their clients with projects that require specialized expertise ranging from multiple platform systems integration to end-user support, including specialists in programming, networking, systems integration, database design and help desk support.

In 2004, Staf*Tek added two sales personnel and two marketing specialists in an effort to grow the Company's business. The focus of the newly hired personnel has been to re-establishing relationships with clients that have been inactive since the passing of Mr. Alan Bell, its former President and CEO, in 2001. Mr. Bell was an integral part of Staf*Tek's operation and his death had a material detrimental effect on Staf*Tek and its revenues.

Results of Operations:

As a direct result of our acquisition of Staf*Tek, there was a substantial increase our revenues and gross profit for the year ended December 31, 2004 as compared to the year ended December 31, 2003. Our wholly owned subsidiary, Staf*Tek, generated approximately $1,558,000 in net service revenues and gross profits of approximately $373,000 for the year ended December 31, 2004. We did not generated any revenues or profits prior to our acquisition of Staf*Tek.

Our loss of approximately $478,000 for the year ended December 31, 2004, was primarily caused by increases in payroll, interest expense and $242,800 of stock-based compensation related to the issuance of common stock options. We issued options to three (3) members of our Board of Directors to purchase 300,000 shares of our common stock, with a recognized value of $120,000; the issuance of common stock options to eight (8) members of our Advisory Board to purchase an aggregate amount of 200,000 shares of our common stock, with a recognized value of $82,800, in addition to our issuance of common stock options to four (4) employees, to purchase 100,000 shares of our common stock carrying a recognized value of $40,000. We also incurred preferred stock dividends, which increased the loss applicable to common stockholders by $78,300.

We did not acquire Staf*Tek until December 2003; however, in an attempt to provide a better understanding of our operating results, we have included an analysis that compares Staf*Tek's operating results for the years ended December 31, 2004 and 2003:

For the Years Ended December 31,
---------------------------
Account                                   2004             2003           Variance
                                      ------------     ------------     ------------
Service revenues                      $  1,557,984     $  1,550,442     $      7,542
Cost of services                        (1,185,163)      (1,105,882)         (79,281)
                                      ------------     ------------     ------------
Gross profit                               372,821          444,560          (71,739)

Gross profit percentage                      23.93%           28.67%          -4.74%

Stock-based compensation                  (242,800)              --         (242,800)
Selling, general and administration       (564,567)        (388,063)        (176,504)
Depreciation                               (21,201)         (17,355)          (3,846)
Interest expense                           (22,991)         (11,232)         (11,759)
Other income (expense)                         839           (1,720)           2,559
                                      ------------     ------------     ------------

Net income (loss)                     $   (477,899)    $     26,190     $   (504,089)
                                      ============     ============     ============

Liquidity and Financial Resources:

We had a working capital deficit of $217,226 at December 31, 2004. Our working capital decreased from a working capital balance of $128,695 at December 31, 2003, largely due to (1) the change in our note payable from long-term to current liabilities, (2) a $75,000 increase in our line of credit, and (3) a $179,664 decrease in our cash balance.

During the year ended December 31, 2004, we used $143,079 through our operating activities. Our investing activities used $99,285, consisting of an $80,000 payment to acquire our subsidiary and $19,285 in fixed asset purchases. Our financing activities provided cash totaling $62,700 consisting of $140,000 from the sale of 280,000 shares of our common stock, $25,000 from exercised common stock options and $75,000 from our line of credit; less $78,300 paid for preferred stock dividends and $99,000 paid against the note payable to our president.

Our business plan involves, in part, increasing the number of employees placed both on a temporary and permanent basis. Such increased placement is expected to result in increased profit to us, although it also results in increased short term cash needs. We have utilized net revenues, the proceeds from a number of private sales of our equity securities, the exercise of options, and our line of credit to meet our working capital requirements. We are reluctant to incur further debt and intend to rely upon net revenues and private sales of equity securities to meet our liquidity needs for the next 12 months.

During 2005, we expect no material increase in payroll and no stock-based compensation, which we expect will have a positive effect on our financial statements as compared to 2004. Our liquidity and capital resources, as well as business prospects, are all subject to the risks disclosed below, among others.

                                  RISK FACTORS

The Company's business prospects are subject to various risks and uncertainties that impact its business. The most important of these risks and uncertainties are as follows:

1. Limited Operating History; History of Losses

St. Joseph was incorporated in the State of Colorado on March 18, 1999, and until it acquired Staf*Tek Services, Inc., an Oklahoma corporation, had not carried on any significant operations and was considered to be in its development stage. Accordingly, St. Joseph has limited operating history as a holding Company. However, its wholly owned subsidiary Staf*Tek, has generated positive revenues since its inception, January 2, 1997. There is no assurance that the Company through the operation of its wholly owned subsidiary will continue to achieve profitability in the future in such a competitive market.

2. Dependence on Wholly Owned Subsidiary.

St. Joseph has not generated any revenues since its inception, and in the future, St. Joseph does not expect to generate any revenues. St. Joseph will look to its wholly owned subsidiary for revenues. St. Joseph cannot predict if Staf*Tek will continue to be successful in the future.

3. Liquidity

The Company has taken steps to increase its placement of employees. However, the placement of temporary employees requires substantial additional capital to fund our working capital needs. When an employee is placed on a temporary basis, an invoice is generated for the placement fee, which may not be paid for a number of weeks. However, the employment costs are immediately incurred. Thus, increased success by the Company in placing temporary employees in the long run enhances the Company's revenues but in the short term decreases the Company's liquidity resources. Accordingly, to remain viable, the Company must substantially increase revenues, raise additional capital, increase its credit facilities, and/or reduce its operations. In the event our plans or assumptions change or prove to be inaccurate, or if delays increase in payment of our placement fees, we may be required to raise additional funds through the issuance of equity securities, in which case the percentage ownership of the stockholders of the Company will be reduced, stockholders may experience additional dilution, or such equity securities may have rights, preferences or privileges senior to common stock. Further, there can be no assurance that additional financing will be available when needed on terms favorable to the Company or at all. If adequate funds are not available or not available on acceptable terms, the Company may be unable to develop, enhance, and market services, retain qualified personnel, take advantage of future opportunities, respond to competitive pressures, or continue operations, any of which could have a material adverse effect on the Company's business, operating results, financial condition and liquidity.

4. Dependence on Key Personnel.

St. Joseph and its wholly owned subsidiary, Staf*Tek, is dependent, to a great extent, on the experience, abilities, and combined service of John H. Simmons, the Company's President and CEO. The loss of services of John H. Simmons or other key personnel (such as John Blackmon or Karen Williams) could have a material adverse effect on the Company's business, financial condition or results of operations. An application for key man life insurance has been made to insure the life of John H. Simmons, but as of December 31, 2004 had not yet been issued.

5. Business is Highly Dependent Upon the State of the Economy.

The demand for the Staf*Tek's temporary and permanent staffing services, is highly dependent upon the state of the economy and upon the staffing needs of the Staf*Tek's clients. Any variation in the economic condition or unemployment levels in the United States or in the economic condition of the region Staf*Tek services, or in any specific industry may severely reduce the demand for the Company's services and thereby significantly decrease the Company's revenues and profits.

6. Availability of Candidates.

The Company's temporary and permanent staffing services business consists of the placement of individuals seeking temporary and permanent employment. There can be no assurance that qualified candidates for employment will continue to seek employment through Staf*Tek. Qualified candidates generally seek temporary or permanent positions through multiple sources, including Staf*Tek and its competitors. Any shortage of qualified candidates could materially adversely affect the Company's revenues.

7. Highly Competitive Business.

The temporary and permanent staffing services business is highly competitive and, because it is a service business, the barriers to entry are quite low. There are many competitors, some of which have greater resources than the Company, and new competitors are entering the market all the time. In addition, long-term contracts form a negligible portion of the Company's revenue. Therefore, there can be no assurance that the Company will be able to retain clients or market share in the future. Nor can there be any assurance that the Company will, in light of competitive pressures, be able to remain profitable or, if profitable, maintain its current profit margins. If Staf*Tek fails to compete successfully in this highly competitive market in which Staf*Tek operates, its business, financial condition, and results of operations will be materially and adversely affected.

8. Changes in Technology.

The market for IT services change rapidly because of technological innovation, new product introductions, changes in customer requirements, declining prices and evolving industry standards, among other factors. New products and new technology often render existing information services or technology infrastructure obsolete, excessively costly or otherwise unmarketable. As a result, Staf*Tek's success depends on its ability to timely innovate and integrate new technologies into its service offerings. Staf*Tek cannot guarantee that it will be successful in adapting and integrating new technologies into its service offerings in a timely manner. Thus, these changes in technologies could adversely affect Staf*Tek competitiveness, revenues and profits.

9. MCI is Staf*Tek's Largest Client.

At the present time, MCI is Staf*Tek's largest client and makes up 91% of its revenues. The loss of this client or the decline in business would have a material adverse effect on the Company's revenues and profits. MCI has recently announced a decline in operating results and other adverse information. Further, other companies are attempting to acquire MCI and its business operations. Accordingly, any adverse financial or operating event on MCI would also have a material adverse effect on the Company and, if MCI were to be acquired by another company, there is no assurance that the acquirer would continue to use our services.

10. Reliance on Few Clients.

At the present time, two of St. Joseph's clients make up 100% of its business. The loss of any of these clients or the decline in business could have a material adverse effect on the Company's revenues and profits.

ITEM 7.  FINANCIAL STATEMENTS.

St. Joseph's audited Financial Statements are attached as a Schedule.

ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

ITEM 8A. CONTROLS AND PROCEDURES

Within the 90 days prior to the date of this report, John H. Simmons, St. Joseph's Chief Executive Officer and Kenneth L. Johnson, its acting Chief Financial Officer, evaluated the effectiveness of the design and operation of the Company's disclosure controls and procedures pursuant to Rule 13a-15b under the Securities Exchange Act of 1934. Based on their review of the Company's disclosure controls and procedures, they have concluded that St. Joseph's disclosure controls and procedures are effective in timely alerting them to material information relating to the Company that is required to be included in their periodic SEC filings. Further, there were no significant changes in the internal controls or in other factors that could significantly affect these controls after the evaluation date and the date of this report.

                                    PART III

ITEM 9. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

The following information sets forth the names of the directors, executive officers, promoters control persons of the Company, their present positions with the Company, and their biographical information.

NAME                                AGE                  OFFICE
-------------------------------- -----------  ------------------------------
John H. Simmons                      52       President/CEO/Director
Kenneth L. Johnson                   45       Secretary-Treasurer/Director
Bruce Schreiner                      49       Director
Kimberly A. Samon                    37       Director
Dr. Milton S. Harbuck, D. D. S.      76       Director
Jerry A. Malone                      65       Director
Gerald McIlhargey                    57       Director

(1) These persons may be deemed "promoters" of the Company as that term is defined under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Executive Officers and Directors

John H. Simmons, President, C.E.O. - Mr. Simmons has been President and Chief Executive Officer of St. Joseph, Inc. since October, 2003. Mr. Simmons is also an Officer and Director of Staf*Tek. Before becoming St. Joseph's Chief Executive Officer, Mr. Simmons served as Director of Business Development for Lacerte Technologies, a national technologies corporation, from June 2001 through May 2003. Prior to joining Lacerte, Mr. Simmons served as Executive Vice-President for Seirios International, a professional employer organization, from September1996 to August, 2000. During his tenure with Seirios, Mr. Simmons was appointed President and Chief Operating Officer in August, 2000 and served in that capacity until June, 2001

Kenneth L. Johnson - Mr. Johnson has been a Director and Secretary/Treasurer of the Company since April of 2000. Mr. Johnson has been the Secretary/ Treasurer and Director of Staf*Tek from December of 2003, to the present.
For the past nine years, Mr. Johnson has been employed as a senior support representative with College Bookstore Management Systems (CMBS), a division of Nebraska Book Co., Inc. A provider of point of sale and inventory control computer software for the college bookstore industry. Mr. Johnson is involved in product development, customer support and training.

Mr. Johnson graduated from Hastings College in 1985, earning a Bachelor of Arts Degree in Business Administration.

Bruce E. Schreiner, CPA - Mr. Schreiner, CPA, has been a Director of the Company since October of 2003. Mr. Schreiner has also been a Director of Staf*Tek Services, Inc. since October, 2003, to the present. Mr. Schreiner is a partner in the accounting firm of Schroeder & Schreiner, P.C. He served as an Agent with the Internal Revenue Service for over five years, culminating in an appointment to the Technical and Review Staff of Omaha, Nebraska, for the Nebraska District.

Mr. Schreiner is a member of the American Institute and Nebraska Society of Certified Public Accountants and the Grand Island Area Chamber of Commerce. Mr. Schreiner is currently on the Board of Directors of Sense Technologies, Inc., a public company.

Mr. Schreiner graduated magna cum laude from Hastings College in 1975 earning a Bachelor of Arts Degree in both Economics and Business Administration with emphasis in accounting.

Kimberly A. Samon - Ms. Samon has been a Director of St. Joseph since March 2004. Ms. Samon worked with Kinko's, Inc., a business service company, from April 2003 through December 2003 in an executive HR position. From April 2002 through March 2003, Ms. Samon worked for Lacerte Technologies, Inc., a human resources consulting, outsourcing and technologies firm. From 1998 through December 31, 2001, Ms. Samon worked for HQ Global Workplaces & Office Services Company.

In 1996, Ms. Samon graduated from Stetson University College of Law, located in St. Petersburg, Florida, with a JD degree. In 1993, Ms. Samon graduated from Mercer University's School of Business and Economics in Atlanta, Georgia. Ms. Samon graduated from Cornell University in 1990

Dr. Milton S. Harbuck, D. D. S. - Dr. Harbuck has been a Director of the Company since December of 2003. Dr. Harbuck has practiced dentistry at a senior level at the Veterans Administration in Little Rock, Arkansas for a number of years. During the 1990's Dr. Harbuck was involved in Private Practice on a part-time basis. Dr. Harbuck served as Chief of the Dental Services for John McClellan Veterans Administration Medical Center in the late 1980's. Dr. Harbuck is an active member in the American Dental Association as well as the Arkansas State Dental Association.

Dr. Harbuck is a graduate of the University of Tennessee College of Dentistry, Memphis Tennessee.

Jerry A. Malone - Mr. Malone has been a Director of the Company since March of 2004. Mr. Malone is currently a consultant for a medical supply company, after serving nine years as Executive Vice President for Medquik Supply, Inc (a medical sales and computer technology company) in Ft. Lauderdale, FL. Prior to Medquik, Mr. Malone was President of Malone & Malone Systems, Inc. for ten years.

Mr. Malone is a graduate of Louisiana Tech University and Louisiana State University.

Gerald McIlhargey - Mr. McIlhargey has been a Director of St. Joseph since March of 2004. Mr. McIlhargey has spent over 25 years in management consulting for public companies. In his various management roles, Mr. McIlhargey has extensive experience in Marketing and Manufacturing as well as the Financing of Public Companies. Mr. McIlhargey has had a key role with several public companies, including International Corona Resources, Collingwood Energy, Sense Technologies Inc. and Male Leaf Petroleum.

Mr. McIlhargey received a Bachelor of Education degree from Simon Fraser University in British Columbia, Canada in 1972.

The Company's Directors will serve in such capacity until the next annual meeting of the Company's shareholders and until their successors have been elected and qualified. There are no family relationships among the Company's officers and directors, nor are there any arrangements or understanding between any of the directors or officers of the Company or any other person pursuant to which any officer or director was or is to be selected as an officer or director. The Directors held eleven (11) meetings and took action eleven (11) times by written consent during the fiscal year ended December 31, 2003.

Advisory Board

In February of 2004, St. Joseph's Board of Directors elected to establish an Advisory Board to advise the Board of Directors on new business development, procedures, technologies, new business practices and effective businesses practices with respect to professional employer organization. The Advisory Board Member's biographies are as follows:

Kimberly Alexandrich, was appointed to the Advisory Board on March 23, 2004. Ms. Alexandrich in the past five years worked at Inercore, Inc. and as General Manager of Somerset Growers, Inc.

Donal Kent Ford, was appointed to the Advisory Board on February 3, 2004. For the past ten years Mr. Ford has been President of Pinnacle Financial Services, Inc., a Third Party Administrator for Pension and Profit Sharing Plans located in Lantana, FL. Mr. Ford is a Credentialed Member of the American Society of Pension Actuaries and is actively involved in the South Florida Benefits Council.

David Goler, was appointed to the Advisory Board on February 3, 2004. For the past ten years Mr. Goler has worked for Pinnacle Financial Services, Inc. as National Marketing Director.

John Hershenberg, was appointed to the Advisory Board on February 3, 2004. Mr. Hershenberg, For the past seven years, has worked for Inercore, Inc. a national marketing firm dedicated to the marketing support of Professional Employer Organizations.

Ted Key, was appointed to the Advisory Board on March 23, 2004. For the past seven years Mr. Key worked with Lincoln Financial Advisors focusing on investment planning and most recently Professional Employer Organization division.

John K. Lucas, was appointed to the Advisory Board on February 3, 2004. In the past five years Mr. Lucas has been Regional Chief Executive Officer for Lincoln Financial Advisors Corporation.

Maureen O'Brien, was appointed to the Advisory Board on February 3, 2004. For the past two years Ms. O'Brien has worked as Executive Assistant to David Core, CEO of Pinnacle Financial Services, Inc. For seven years prior to that Ms. O'Brien specialized in start up ventures with Real Applications, Inc.

Brian R. Smith, was appointed to the Advisory Board on February 3, 2004. Mr. Smith is a retired Army Major, and has worked for the past seven years in the Professional Employers Organization Industry with Lincoln Financial Advisors Corporation.

Committees of the Board of Directors; Meetings

During the year ended December 31, 2004, the entire Board met 7 times and acted
 7 times by unanimous written consent. During fiscal 2004, no director attended fewer than 75% of the aggregate number of meetings of the Board and committees on which such director served.

The Board has two standing committees, the Audit Committee and the Compensation Committee. The Board does not have a separate Nominating Committee and performs all of the functions of that committee.

The Audit Committee.

The Audit Committee has as its primary responsibilities the appointment of the independent auditor for the Company, the pre-approval of all audit and non-audit services, and assistance to the Board in monitoring the integrity of our financial statements, the independent auditor's qualifications, independence and performance and our compliance with legal requirements. The Audit Committee has not yet adopted a written charter but intends to do so prior to the mailing of proxy statements in 2005. During the year ended December 31, 2004, the Audit Committee met one time. Bruce Schreiner, Kimberly Samon, and Gerald McIlhargey are the current members of the Audit Committee.

The Securities and Exchange Commission ("SEC") has adopted rules to implement certain requirements of the Sarbanes-Oxley Act of 2002 pertaining to public company audit committees. One of the rules adopted by the SEC requires a company to disclose whether the members of its Audit Committee are "independent". Since we are not a "listed" company, we are not subject to rules requiring the members of our Audit Committee to be independent. The SEC also requires a company to disclose whether it has an "Audit Committee Financial Expert" serving on its audit committee.

Based on its review of the applicable rules of The Nasdaq National Market governing audit committee membership, the Board believes that all members of the Audit Committee are "independent" within the meaning of such rules.

Based on its review of the criteria of an Audit Committee Financial Expert under the rule adopted by the SEC, the Board believes that one member of the Audit Committee, Mr. Schreiner, would be described as an Audit Committee Financial Expert. Each of the other current members have made significant contributions and provided valuable service to St. Joseph and its stockholders as members of the Audit Committee and the Board believes that each of them has demonstrated that he is capable of (i) understanding generally accepted accounting principles ("GAAP") and financial statements, (ii) assessing the general application of GAAP principles in connection with the accounting for estimates, accruals and reserves, (iii) analyzing and evaluating our financial statements, (iv) understanding internal controls and procedures for financial reporting, and (v) understanding audit committee functions, all of which are attributes of an Audit Committee Financial Expert under the rule adopted by the SEC. Given the business experience and acumen of these individuals and their service as members of the Audit Committee, the Board believes that each of them is qualified to carry out all duties and responsibilities of the Audit Committee.

Compensation Committee. The Compensation Committee recommends to the Board annual salaries for senior management and reviews all company benefit plans. During the year ended December 31, 2004, the Compensation Committee had no formal meetings, instead the full Board performed these functions. The current members of the Compensation Committee are Bruce Schreiner, Gerald McIlhargey, and Dr. Milton Harbuck.

Control Persons

Other than the directors or officers of the Company, which are considered control persons of the Company, Mr. David William Dean Core is the only person holding greater than 20% of the issued and outstanding shares of the Company. (See Item 11-Security Ownership of Certain Beneficial Owners and Management)

David W. D. Core - Mr. Core is a control person in the Company and is the founder and CEO of Pinnacle Financial Services, Inc., which was established in 1984. Mr. Core is a member of the International Association of Financial Planners.

Mr. Core completed his B.S./B.A. degrees at the University of Florida, majoring in finance and has attained the professional certifications of CERTIFIED FINANCIAL PLANNER(tm) practitioner, Certified Life Underwriter and Chartered Financial Consultant.

Compliance with Section 16(a) of the Securities Exchange Act of 1934.

Section 16(a) of the Securities Exchange Act of 1934 (the "34 Act") requires our officers and directors and persons owning more than ten percent of our Common Stock to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Additionally, Item 405 of Regulation S-B under the 34 Act requires us to identify in our Form 10-KSB and proxy statement those individuals for whom one of the above referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. Given these requirements, we have the following report to make under this section: All of our officers or directors, and all persons owning more than ten percent of its shares have filed the subject reports, if required, on a timely basis during the past fiscal year.

ITEM 10. EXECUTIVE COMPENSATION


SUMMARY COMPENSATION TABLE

                                                            Long Term Compensation
                        Annual Compensation                 Awards                             Payouts
(a)                   (b)    (c)       (d)       (e)            (f)            (g)               (h)          (i)
Name and                                     Other Annual    Restricted      Securities         LTIP       All Other
Principal                   Salary    Bonus  Compensation   Stock Award(s)   Underlying        Payouts    Compensation
Position             Year    ($)       ($)       ($)            ($)         Options/SARs (#)     ($)          ($)
----------------     ----   -------   -----  ------------    ------------   ---------------    -------    -------------
John H. Simmons      2004   $120,000    0      $7,200(1)         0               0                 0            0
President/CEO        2003   $120,000    0      $7,200(1)         0              1,750,000         0            0
President/CEO

Director

Kenneth L. Johnson   2004                                                         0
Secretaryy/Treasurer 2003                                                         100,000
Director

Bruce Schreiner      2004                                                         0
Director             2003                                                         100,000

Kimberly A Samon     2004                                                         100,000
Director

Jerry A. Malone      2004                                                         100,000
Director

Dr. Milton S.
Harbuck              2004                                                         100,000
Director

Gerald McIlhargey    2004                                                         100,000
Director


(1) Mr. Simmons is being provided by the Company a car allowance of $600.00 per month.

The following is a summary of the options awarded to the officers, directors and Advisory Board members.

Option Grants in Last Fiscal Year (Individual Grants)


Name                 Weighted      Number of    Date Issued      Vesting Date   Exercise     Expiration Date
                     averaged      Securities                                   Price per
                     fair value    Underlying                                   share
                                     Options

Kemberely A. Samon      $0           100,000     March 23, 2004   Immediately    $0.10         March 23, 2009
Jerry A. Malone         $0           100,000     March 23, 2004   Immediately    $0.10         March 23, 2009
Gerald McIlhargey       $0           100,000     March 23, 2004   Immediately    $0.10         March 23, 2009
John K. Lucas           $0            25,000   February 3, 2004   Immediately    $0.10       February 3, 2009
Donal Kent Ford         $0            25,000   February 3, 2004   Immediately    $0.10       February 3, 2009
David Goler             $0            25,000   February 3, 2004   Immediately    $0.10       February 3, 2009
Brian R Smith           $0            25,000   February 3, 2004   Immediately    $0.10       February 3, 2009
John Hershenberg        $0            25,000   February 3, 2004   Immediately    $0.10       February 3, 2009
Ted Key                 $0            25,000     March 23, 2004   Immediately    $0.10         March 23, 2009
Kimberly Alexandrich    $0            25,000     March 23, 2004   Immediately    $0.10         March 23, 2009
Maureen O,Brien         $0            25,000   February 3, 2004   Immediately    $0.10       February 3, 2009


Director Compensation

The Directors receive no annual compensation other than the original options they received as inducement to become directors in St. Joseph; however, they are reimbursed for out-of-pocket expenses incurred in connection with the Company's business.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date hereof, based on information obtained from the persons named below, with respect to the beneficial ownership of the Common Stock by (i) each person who is known to the Company to be the beneficial owner of more than 5 percent of the Company's Common Stock, and (ii) each Director and Officer, and (iii) all Directors and Officers of the Company, as a group:

                                                                                AMOUNT OF BENEFICIAL        PERCENTAGE OF
TITLE OF CLASS                       NAME AND ADDRESS OF BENEFICIAL OWNER          OWNERSHIP (1)              CLASS (2)
--------------------------      ----------------------------------------------- ---------------------
----------------
Common Stock                    John H. Simmons-President, Director and CEO                3,125,000(3)
40.29%
                                  12 Lee Court
                              Trophy Club, TX 76262

Common Stock                    David William Dean Core                                    1,125,000
19.54%
                                 6965 N. Grande
                              Boca Raton, FL 33433

Common Stock                    Kimberly A. Samon-Director                                   110,000(4)
2.32%
                                14595 Creek Club Drive
                              Alpharetta, GA 30004

Common Stock                    Frank Davis                                                  250,200
5.13%
                                  4903 36th St.
                               Columbus, NE 68501

Common Stock                    Mark Johnson                                                 275,000(5)
5.62%
                                5210 East 81st, Suite 134
                                 Tulsa, OK 74137

Common Stock                    Phyllis L. Bell                                              640,368(6)
12.15%
                               728 S. Norfolk Ave.
                                 Tulsa, OK 74120

Common Stock                    Bruce Schreiner-Director                                     100,000(4)
2.11%
                                2535 N. Carleton Ave., Suite B
                                Grand Island, NE 68802

                                Kenneth L. Johnson-Director,
Common Stock                    Secretary/Treasurer                                          100,000(4)
2.11%
                                4335 South Street
                                Lincoln, NE 68506

Common Stock                    Dr. Milton S. Harbuck, D. D. S.-Director                     100,000(4)
2.11%
                               101 Fieldstone Lane
                                Sherwood, AR 75210-6544

Common Stock                    Jerry A. Malone-Director                                     100,000(4)(7)
2.11%
                               7114 Creswell Road
                                Shreveport, LA 71106-7415

Common Stock                    Gerald McIlhargey-Director                                   100,000(4)
2.11%
                                495 Howe St., Suite 305
                                Vancouver, B.C. V6C 2T5

                                Total Officers, Directors and shareholders of
                                5% or more of St. Joseph's common stock as a
                                group:                                                     6,026,568
95.61%

(footnotes on following page)

---------------------------------------------------------------------------------------------------------------------------

----------
(1) Unless otherwise indicated, this column reflects amounts as to which the beneficial owner has sole voting power and sole investment power, as well as any securities that person or group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights.

(2) As required by Item 403 of Regulation S-B, calculated on the basis of the amount of outstanding securities plus, for each person or group, any securities that person or group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights. This percentage will be different than percentages reflected in Schedule 13D.

(3) Includes options to purchase 1,750,000 shares of the Company's common stock at an exercise price of $.10 per share.

(4) Includes options to purchase 100,000 shares of the Company's common stock at an exercise price of $.10 per share.

(5) Includes options to purchase 25,000 shares of the Company's common stock at an exercise price of $.10 per share.

(6) Includes 330,000 shares that Ms. Bell has the right to acquire within 60 days through conversion of the Preferred Stock and includes 60,000 shares owned by a trust controlled by Ms. Bell.

(7) Excludes 18,000 shares owned by Mr. Malone's wife for which he disclaims beneficial ownership.

ITEM 12. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the Directors or Officers of the Company, nor any proposed nominee for election as a Director of the Company, nor any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to all outstanding shares of the Company, nor any promoter of the Company, nor any relative or spouse of any of the foregoing persons has any material interest, direct or indirect, in any transaction since the date of the Company's incorporation or in any presently proposed transaction which, in either case, has or will materially affect the Company. The Company has not entered into transactions with any member of the immediate families of the foregoing persons, nor is any such transaction proposed.

ITEM 13. EXHIBITS AND REPORTS ON FORM 8-K

(a) Exhibits.

Exhibit No.               Description of Document

Item 13.  EXHIBITS AND REPORTS ON FROM 8-K

EXHIBIT NO.       DESCRIPTION OF DOCUMENT
-----------       --------------------------------------------------------------
2.1               Agreement of Share Exchange and Purchase and Sale *
3(i)              Articles of Incorporation of Pottery Connection, Inc. *
3(ii)             Amended  Articles  of Incorporation (Name change to St. Joseph
                  Energy, Inc.) *
3(iii)            Bylaws of Pottery Connection, Inc. * 3(iv) Amended Articles of
                  Incorporation (Name change to St. Joseph, Inc.) *
4.0               Specimen form of Registrant's common stock *
10.1              Exclusive  Agreement  between David Johnson-St. Joseph Energy,
                  Inc. *
10.2              St. Joseph Energy, Inc. User Agreement *
21.1              Subsidiaries of St. Joseph, Inc. *
31.1              Principal Executive Officer Certification under Section 302 of the Sarbanes-Oxley Act of 2002
31.2              Principal Financial Officer Certification under Section 302 of the Sarbanes-Oxley Act of 2002
32.1              Principal Executive Officer Certification under Section 906 of the Sarbanes-Oxley Act of 2002
32.2              Principal Financial Officer Certification under Section 906 of the Sarbanes-Oxley Act of 2002

----------
* Incorporated by reference to a previously filed exhibit or report.

(b) Reports on Form 8-K. During the last quarter for the fiscal year ended December 31, 2004, there were no reports filed on Form 8-K.

ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees: The Company's auditor is Cordovano and Honeck, P.C., located at 201 Steele Street, Suite 300, Denver, Colorado 80206 and the Company paid them $8,840 in audit and review fees for the fiscal year ended December 31, 2004. A payment of $3,000 was made prior to the completion of the audit and a balance of $1,725 remains.

The Company paid $890 in audit-related fees for 2003 and paid $900 fees for fiscal 2002.

Tax Fees: The Company did not pay its auditor any fees related to tax compliance, tax advice, and tax planning for the fiscal years ended December 31, 2004.

All Other Fees: The Company did not pay its auditor any fees related to any other products or services.

                                   SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Company has caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 2, 2005.
St. Joseph, Inc.

/S/John S. Simmons
----------------------------
John H. Simmons, President
and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed by the following persons on behalf of the Company in the capacities and on the dates indicated.

Signature and Title              Date

/s/John H. Simmons               May 2, 2005
--------------------------
John H. Simmons, President,
Chief Executive Officer and
Director

/s/Kenneth L. Johnson            May 2, 2005
--------------------------
Kenneth L. Johnson,
Secretary-Treasurer and Director

/s/Jerry Malone                  May 2, 2005
--------------------------
Jerry Malone, Director

/s/Kimberly A. Samon             May 2, 2005
--------------------------
Kimberly A. Samon, Director

/s/Milton Harbuck                May 2, 2005
--------------------------
Milton Harbuck, Director

/s/Bruce Schreiner               May 2, 2005
--------------------------
Bruce Schreiner, Director

/s/ Gerald McIlhargey            May 2, 2005
--------------------------
Gerald McIlhargey

                                ST. JOSEPH, INC.
                   Index to Consolidated Financial Statements

                                                                           Page

Report of Independent Registered Public Accounting Firm....................F-2

Consolidated Balance Sheet at December 31, 2004............................F-3

Consolidated Statements of Operations for the
     years ended December 31, 2004 and 2003................................F-4

Consolidated Statement of Changes in Shareholders' Equity
     for the years ended December 31, 2004 and 2003........................F-5

Consolidated Statements of Cash Flows for the
     years ended December 31, 2004 and 2003................................F-6

Notes to Consolidated Financial Statements.................................F-7

             Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders:
St. Joseph, Inc.

We have audited the consolidated balance sheet of St. Joseph, Inc. as of December 31, 2004, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for the years ended December 31, 2004 and 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of St. Joseph, Inc. as of December 31, 2004, and the results of their operations and their cash flows for the years ended December 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.


/s/ Cordovano & Honeck LLP
--------------------------
Cordovano and Honeck LLP
Denver, Colorado
March 2, 2005

                                ST. JOSEPH, INC.
                           Consolidated Balance Sheet

                                December 31, 2004

                                     Assets
Current assets:
     Cash ....................................................................  $  14,855
     Marketable securities, available-for-sale (Note 3) ......................     12,069
     Accounts receivable .....................................................    135,758
                                                                                ---------
                        Total current assets .................................    162,682

Property and equipment, net (Note 4) .........................................     42,976
Deposit ......................................................................      1,230
Goodwill (Note 9) ............................................................    306,149
                                                                                ---------

                        Total assets .........................................  $ 513,037
                                                                                =========

                      Liabilities and Shareholders' Equity

Current liabilities:
     Accounts payable ........................................................  $ 112,384
     Accrued liabilities .....................................................     21,524
     Line of credit (Note 5) .................................................    150,000
     Note payable to officer (Note 2) ........................................     96,000
                                                                                ---------
                        Total current liabilities ............................    379,908
                                                                                ---------

Commitment (Note 9)                                                                    --

Shareholders' equity (Note 8):
     Preferred stock, $.001 par value, $3.00 face value; 25,000,000 shares
         authorized, 386,208 shares issued and outstanding ...................        386
     Common stock, $.001 par value; 100,000,000 shares authorized,
         5,021,712 shares issued and outstanding .............................      5,022
     Outstanding stock options ...............................................    232,800
     Additional paid-in capital ..............................................    691,512
     Retained deficit ........................................................   (797,883)
     Other comprehensive income ..............................................      1,292
                                                                                ---------

                        Total shareholders' equity ...........................    133,129
                                                                                ---------

                        Total liabilities and shareholders' equity ...........  $ 513,037
                                                                                =========

          See accompanying notes to consolidated financial statements

                                ST. JOSEPH, INC.
                           Consolidated Statements of Operations


                                                            For The Year Ended
                                                               December 31,
                                                       ----------------------------
                                                           2004             2003
                                                       -----------      -----------
Service revenues, net ................................ $ 1,557,984      $        --
Direct costs of services .............................   1,185,163               --
            Gross profit .............................     372,821               --

Operating expenses:
     Stock-based compensation (Note 8):
         Stock options ...............................     242,800               --
         Other .......................................          --            5,750
     Selling, general and administrative .............     564,567           22,499
     Contributed rent (Note 2) .......................          --            2,400
     Depreciation ....................................      21,201            2,778
     Gain on liability settlement ....................          --          (20,000)
                                                       -----------      -----------
            Total operating expenses .................     828,568           13,427
                                                       -----------      -----------
            Loss from operations .....................    (455,747)         (13,427)

Non-operating income:
     Interest income .................................         338               --
     Realized gain on marketable securities ..........         501               --
Interest expense .....................................     (22,991)          (2,000)
                                                       -----------      -----------
            Loss before income taxes .................    (477,899)         (15,427)

Income tax provision (Note 7) ........................          --               --
                                                       -----------      -----------

            Net loss .................................    (477,899)         (15,427)

Preferred stock dividend requirements ................     (78,300)          (6,122)
                                                       -----------      -----------

Loss applicable to common stock ...................... $  (556,199)     $   (21,549)
                                                       ===========      ===========


Basic and diluted loss per common share .............. $     (0.12)     $     (0.01)
                                                       ===========      ===========

Weighted average common
     shares outstanding ..............................   4,676,712        3,021,420
                                                       ===========      ===========

          See accompanying notes to consolidated financial statements

                                ST. JOSEPH, INC.
           Consolidated Statement of Changes in Shareholders' Equity

                                                  Preferred Stock             Common Stock         Outstanding     Additional
                                           --------------------------  --------------------------     Stock         Paid-in
                                               Shares     Par Value       Shares       Par Value     Options        Capital
                                           ------------  ------------  ------------  ------------  ------------   ------------

Balance, January 1, 2003 .................           --  $         --     2,748,920  $      2,749  $         --   $    194,771

Common stock issued in exchange for
     services at $.005 per share (Note 8).           --            --       250,000           250            --          1,000
Exercised common stock options
     (Note 8) ............................           --            --     1,250,000         1,250            --          5,000
Sale of common stock at $.50 per
     share (Note 8) ......................           --            --        20,000            20            --          9,980
Fair value of office space contributed
     by an officer (Note 2) ..............           --            --            --            --            --          2,400
Preferred and common stocks issued
     to acquire subsidiary (Note 10) .....      380,500           380       219,500           220            --        299,400
Preferred and common stocks issued
     in exchange for legal services
     (Note 8) ............................        5,708             6         3,292             3            --          4,491
Preferred stock dividends (Note 10) ......           --            --            --            --            --             --
Net loss .................................           --            --            --            --            --             --
                                           ------------  ------------  ------------  ------------  ------------   ------------

Balance, December 31, 2003 ...............      386,208           386     4,491,712         4,492            --        517,042

Sale of common stock at $.50 per
     share (Notes 2 and 8) ...............           --            --       280,000           280            --        139,720
Granted stock options (Note 8) ...........           --            --            --            --       242,800             --
Exercised stock options (Note 8) .........           --            --       250,000           250            --         24,750
Expired stock options ....................           --            --            --            --       (10,000)        10,000
Preferred stock dividends (Note 10) ......           --            --            --            --            --             --
Comprehensive income (loss):
     Unrealized investment gains .........           --            --            --            --            --             --
     Net loss ............................           --            --            --            --            --             --

Comprehensive income (loss) ..............           --            --            --            --            --             --
                                           ------------  ------------  ------------  ------------  ------------   ------------

Balance, December 31, 2004 ...............      386,208  $        386     5,021,712  $      5,022  $    232,800   $    691,512
                                           ============  ============  ============  ============  ============   ============

                                                             Other
                                                         Comprehensive
                                                             Income
                                                          ------------
                                                           Unrealized
                                             Retained      Investment
                                              Deficit        Gains          Total
                                           ------------   ------------  ------------

Balance, January 1, 2003 ................. $   (220,135)  $         --  $    (22,615)

Common stock issued in exchange for
     services at $.005 per share (Note 8).           --             --         1,250
Exercised common stock options
     (Note 8) ............................           --             --         6,250
Sale of common stock at $.50 per
     share (Note 8) ......................           --             --        10,000
Fair value of office space contributed
     by an officer (Note 2) ..............           --             --         2,400
Preferred and common stocks issued
     to acquire subsidiary (Note 10) .....           --             --       300,000
Preferred and common stocks issued
     in exchange for legal services
     (Note 8) ............................           --             --         4,500
Preferred stock dividends (Note 10) ......       (6,122)            --        (6,122)
Net loss .................................      (15,427)            --       (15,427)
                                           ------------   ------------  ------------

Balance, December 31, 2003 ...............     (241,684)            --       280,236

Sale of common stock at $.50 per
     share (Notes 2 and 8) ...............           --             --       140,000
Granted stock options (Note 8) ...........           --             --       242,800
Exercised stock options (Note 8) .........           --             --        25,000
Expired stock options ....................           --             --            --
Preferred stock dividends (Note 10) ......      (78,300)            --       (78,300)
Comprehensive income (loss):
     Unrealized investment gains .........           --          1,292         1,292
     Net loss ............................     (477,899)            --      (477,899)
                                                                        ------------
Comprehensive income (loss) ..............           --             --      (476,607)
                                           ------------   ------------  ------------

Balance, December 31, 2004 ............... $   (797,883)  $      1,292  $    133,129
                                           ============   ============  ============

          See accompanying notes to consolidated financial statements

                                                                        Years Ended
                                                                        December 31,
                                                                 ------------------------
                                                                    2004           2003
                                                                 ---------      ---------
Cash flows from operating activities:
     Net loss .................................................. $(477,899)     $ (15,427)
     Adjustments to reconcile net loss to net cash
         used by operating activities:
             Depreciation ......................................    21,201          2,778
             Office space contributed by an officer (Note 2) ...        --          2,400
             Stock-based compensation ..........................   242,800          5,750
             Gain on marketable securities .....................      (501)            --
             Gain on liability settlement                               --        (20,000)
             Changes in operating assets and liabilities:
                 Accounts receivable ...........................    33,497             --
                 Inventory .....................................        --          1,068
                 Prepaid expenses ..............................    13,595             --
                 Deposit .......................................    (1,230)            --
                 Accounts payable and accrued liabilities ......    25,458          2,105
                                                                 ---------      ---------
                             Net cash used in
                                  operating activities .........  (143,079)       (21,326)
                                                                 ---------      ---------

Cash flows from investing activities:
     Cash proceeds from subsidiary acquisition .................        --        124,991
     Purchases of property and equipment .......................   (19,285)            --
     Payment to acquire subsidiary .............................   (80,000)      (120,000)
                                                                 ---------      ---------
                             Net cash used in
                                  investing activities .........   (99,285)         4,991
                                                                 ---------      ---------

Cash flows from financing activities:
     Proceeds from line of credit, net .........................    75,000             --
     Proceeds from note payable to officer (Note 2) ............        --        195,000
     Principal payments on officer's note payable (Note 2) .....   (99,000)            --
     Payments for preferred stock dividends ....................   (78,300)        (6,122)
     Proceeds from exercised stock options .....................    25,000             --
     Proceeds from the sale of common stock ....................   140,000         16,250
                                                                 ---------      ---------
                             Net cash provided by
                                  financing activities .........    62,700        205,128
                                                                 ---------      ---------

                                  Net change in cash ...........  (179,664)       188,793

Cash, beginning of period ......................................   194,519          5,726
                                                                 ---------      ---------

Cash, end of period ............................................ $  14,855      $ 194,519
                                                                 =========      =========

Supplemental disclosure of cash flow information:
     Income taxes .............................................. $      --      $      --
                                                                 =========      =========
     Interest .................................................. $  22,991      $   2,000
                                                                 =========      =========

Non-cash investing and financing activities:
     Stock issued to acquire subsidiary (Note 10) .............. $      --      $ 300,000
                                                                 =========      =========

          See accompanying notes to consolidated financial statements

                                ST. JOSEPH, INC.
                   Notes to Consolidated Financial Statements

(1)   Summary of Significant Accounting Policies

Organization and Basis of Presentation

St. Joseph, Inc. (the "Company") was incorporated in Colorado on March 19, 1999 as Pottery Connection, Inc. On March 19, 2001, the Company changed its name to St. Joseph Energy, Inc. and on November 6, 2003, the Company changed its name to St. Joseph, Inc.

Effective December 31, 2003, the Company entered into an Agreement of Exchange and Purchase and Sale with Staf*Tek Services, Inc. ("Staf*Tek"), an Oklahoma corporation (see Note 10). Staf*Tek specializes in the recruitment and placement of professional data processing and technical personnel for clients on both a permanent and contract basis.

Principles of Consolidation

The consolidated financial statements for the year ended December 31, 2003 included in this report include the activities of St. Joseph, Inc. and its wholly-owned subsidiary, Staf*Tek after December 31, 2003. All significant intercompany balances and transactions have been eliminated in consolidation.

Cash equivalents and fair value of financial instruments

For the purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2004.

The carrying amounts of cash, receivables and current liabilities approximate fair value due to the short-term maturity of the instruments.

Securities Available-for-Sale

The Company has evaluated its investments policies consistent with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and determined that all of its investment securities are to be classified as available-for-sale securities. Available-for-sale securities are carried at fair value, with unrealized gains and losses reported in members' equity under the caption "Accumulated Other Comprehensive Income (Loss)." Realized gains and losses and declines in value judged to be other-than-temporary on available-for-sale securities are included in operating expenses. The cost of securities sold is based on the specific identification method. Interest and dividends on securities classified as available-for-sale are included in investment income.

Accounts Receivable

The Company's management believes all accounts receivable are fully collectible; therefore, there is no allowance for doubtful accounts at December 31, 2004.

Property, equipment and depreciation

Property and equipment are stated at cost. Property and equipment are depreciated using the straight-line method over the estimated useful lives of the assets as follows:

                                ST. JOSEPH, INC.
                   Notes to Consolidated Financial Statements

Furniture and fixtures ..............   7 years
Office Equipment ....................   5 years
Computer equipment ..................   3 years

Leasehold improvements are depreciated over the estimated useful lives of the improvements or the term of the lease, whichever is shorter.

Upon retirement or disposition of an asset, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations. Repairs and maintenance are charged to expense as incurred and expenditures for additions and improvements are capitalized.

Goodwill

Goodwill consists of an amount recorded as part of the acquisition of Staf*Tek on December 31, 2003, $306,149. In accordance with Statements of Financial Accounting Standard ("SFAS") No. 142, goodwill is not amortized but is tested for impairment at the end of each accounting period.

Impairment and disposal of Long-Lived Assets

The Company evaluates the carrying value of its long-lived assets under the provisions of SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". Statement No. 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying value or fair value, less costs to sell. No impairments have been recorded for the years ended December 31, 2004 and 2003.

Revenue Recognition

Staffing service revenues are recognized when the services are rendered by the Company's contract employees. Permanent placement revenues are recognized when employment candidates accept offers of permanent employment.

Direct Costs of Services

Direct costs of staffing services consist of payroll, payroll taxes, contract labor, and insurance costs for the Company's contract employees. There are no direct costs associated with permanent placement staffing services.

Advertising Costs

The Company expenses all advertising as incurred.

Loss per common share

The Company reports earnings (loss) per share using a dual presentation of basic and diluted earnings per share. Basic loss per share excludes the impact of common stock equivalents. Diluted loss per share utilizes the average market price per share when applying the treasury stock method in determining common stock equivalents. Preferred stock and common stock options outstanding at December 31, 2004 were not included in the diluted loss per share as all 386,208 preferred shares and all 2,625,000 options were anti-dilutive. Therefore, basic and diluted losses per share at December 31, 2004 were equal.

                                ST. JOSEPH, INC.
                   Notes to Consolidated Financial Statements

Income taxes

Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the recorded book basis and the tax basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future federal income taxes.

Stock-based compensation

The Company accounts for stock-based employee compensation arrangements in accordance with Accounting Principles Board ("APB") Opinion 25, "Accounting for Stock Issued to Employees" and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Under APB No. 25, compensation expense is based on the difference, if any, on the date of grant, between the fair value of the Company's stock and the exercise price. The Company accounts for stock issued to non-employees in accordance with the provisions of SFAS No. 123. SFAS 123 requires the fair value based method of accounting for stock issued to non-employees in exchange for services.

Companies that elect to use the method provided in APB 25 are required to disclose pro forma net income and pro forma earnings per share information that would have resulted from the use of the fair value based method. The Company has elected to continue to determine the value of stock-based compensation arrangements under the provisions of APB 25. Pro forma disclosures are included in the accompanying consolidated financial statements at Note 8.

Use of estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities; disclosure of contingent assets and liabilities at the date of the consolidated financial statements; and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Recent accounting pronouncements

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets
- an amendment of APB Opinion No. 29." This Statement eliminates the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This Statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not expect application of SFAS No. 153 to have a material affect on its financial statements.

                                ST. JOSEPH, INC.
                   Notes to Consolidated Financial Statements

In December 2004, the FASB issued a revision to SFAS No. 123, "Share-Based Payment." This Statement supercedes APB Opinion No. 25, "Accounting for Stock Issued to Employees" and its related implementation guidance. It establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This Statement does not change the accounting guidance for share-based payment transactions with parties other than employees provided in Statement No. 123 as originally issued and EITF Issue No. 96-18. This Statement is effective for public entities that file as small business issuers as of the beginning of the first fiscal period that begins after December 15, 2005. The Company has not yet determined the impact of SFAS No. 123 (revised) on its financial statements.

(2)   Related Party Transactions

During December 2003, an officer advanced the Company $195,000 for working capital in exchange for a promissory note. The note carries a ten percent interest rate, payable quarterly, and matures on June 15, 2005. During the year ended December 31, 2004, the Company repaid $99,000 of principal and $15,562 of interest. As of December 31, 2004, the Company owed $96,000 in principal and $-0- in accrued interest on the note.

During the year ended December 31, 2004, the Company sold 100,000 shares of its common stock to an employee at $.50 per share pursuant to the exemptions afforded by Section 4(2) of the Securities Act of 1933 (the "Act"), as amended. The Company received gross proceeds of $50,000.

During the year ended December 31, 2004, the Company paid the brother of an officer $7,450 for the construction of leasehold improvements in the Company's new office. The payments have capitalized to leasehold improvements, which are included in property and equipment in the accompanying consolidated financial statements.

An officer contributed office space to the Company through December 31, 2003. The office space was valued at $200 per month based on the market rate in the local area and is included in the accompanying consolidated financial statements as contributed rent with a corresponding credit to contributed capital.

(3)      Marketable Securities

Marketable securities consist primarily of common stock investments in public companies, which are classified as available-for-sale and recorded at fair value.

                                ST. JOSEPH, INC.
                   Notes to Consolidated Financial Statements


                                                            December 31, 2004
                                                         -----------------------
                                                        Fair Value    Cost Basis
                                                         --------       --------
Marketable securities, available-for-sale                $ 12,069       $ 10,777
                                                         ========       ========

Gains and Losses:
   Realized gains                                        $    855
   Realized losses                                           (354)
                                                         --------
      Net realized gains                                 $    501
                                                         ========

Change in Unrealized Holding Gain/(Loss):
   Beginning balance, January 1, 2004                    $     --
   Unrealized holding gains                                 1,292
                                                         --------
   Ending balance, December 31, 2004                     $  1,292
                                                         ========

(4)   Property and Equipment

Property and equipment consisted of the following at December 31, 2004:

Furniture and fixtures                                                $  35,447
Office equipment                                                         58,295
Computer equipment                                                       55,156
Leasehold improvements                                                   19,585
                                                                      ---------
          Total property and equipment                                  168,483
Less accumulated depreciation                                          (125,507)
                                                                      ---------
          Property and equipment, net                                 $  42,976
                                                                      =========

(5)   Line of Credit

The Company has a $150,000 line of credit and the entire balance was unpaid and outstanding at December 31, 2004. The interest rate on the credit line was 6.79 percent at December 31, 2004. Interest payments are due monthly. The line matures on August 30, 2005.

(6)   Concentration of Credit Risk

The Company conducts a significant portion of its operations with one customer. During the year ended December 31, 2004, approximately 78.8 percent of the Company's service revenues were conducted with one customer.

(7)      Income Taxes

A reconciliation of U.S. statutory federal income tax rate to the effective rate is as follows:

                                ST. JOSEPH, INC.
                   Notes to Consolidated Financial Statements


                                                               Years Ended
                                                               December 31,
                                                          ---------------------
                                                            2004         2003
                                                          --------     --------
U.S. Federal statutory rate                                  34.00%       15.00%
State income tax,
   net of federal benefit                                     3.96%        5.10%
Permanent book-to-tax differences                           -0.11%       -3.13%
Net operating loss for which no tax
   benefit is currently available                          -37.85%      -16.97%
                                                          --------     --------
                                                              0.00%        0.00%
                                                          ========     ========

At December 31, 2004, the Company's current tax benefit consisted of a net tax asset of $239,561, due to operating loss carryforwards of $695,650, which was fully allowed for, in the valuation allowance of $239,561. The valuation allowance results in deferred tax expense, which offsets the net deferred tax asset for which there is no assurance of recovery. The changes in the valuation allowance for the years ended December 31, 2004 and 2003 were $179,057 and $2,618, respectively. Net operating loss carryforwards will expire through 2023.

The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the asset will be realized. At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax asset is no longer impaired and the allowance is no longer required.

Should the Company undergo an ownership change, as defined in Section 382 of the Internal Revenue Code, the Company's tax net operating loss carryforwards generated prior to the ownership change will be subject to an annual limitation, which could reduce or defer the utilization of those losses.

(8)   Shareholders' Equity

Preferred Stock

The Board of Directors is authorized to issue shares of preferred stock in series and to fix the number of shares in such series as well as the designation, relative rights, powers, preferences, restrictions, and limitations of all such series. In December 2003, the Company issued 380,500 preferred shares as part of its acquisition of Staf*Tek (see Note 10). The Company also issued 5,708 shares of its preferred stock in exchange for legal services related to the Staf*Tek acquisition. Each share of preferred stock is convertible to one share of common stock; therefore the transaction has been valued based on contemporaneous common stock sales at $2,854, or $.50 per share.

Common Stock

During the year ended December 31, 2004, the Company sold 180,000 shares of its common stock at $.50 per share pursuant to the exemptions afforded by Section 4(2) of the Securities Act of 1933 (the "Act"), as amended. The Company received gross proceeds of $90,000.

During December 2003, the Company sold 20,000 shares of its common stock for $.50 per share pursuant to the exemptions afforded by Section 4(2) of the Securities Act of 1933 (the "Act"), as amended. The Company received gross proceeds of $10,000.

                                ST. JOSEPH, INC.
                   Notes to Consolidated Financial Statements


During December 2003, the Company issued 3,292 shares of its common stock in exchange for legal services related to the Staf*Tek acquisition. The transaction has been valued based on contemporaneous common stock sales at $1,646, or $.50 per share.

During October 2003, the Company issued 250,000 shares of its common stock to an individual in exchange for services provided to the Company. The transaction was valued at the cost of the services rendered as the common stock had no publicly traded market value on the date of the transaction. The Company recognized stock-based compensation expense totaling $1,250 as a result of the transaction.

Common Stock Options granted to employees

During the three months ended March 31, 2004, the Company granted options to three members of its board of Directors to purchase 300,000 shares of the Company's common stock at an exercise price of $.10 per share. The options vested on the date of grant. The Company's common stock had no publicly traded market value on the date of grant; however the stock did have a fair value of $.50 per share based on contemporaneous stock sales to unrelated third parties. The weighted average exercise price and weighted average fair value of these options on the date of grant were $.10 and $.50, respectively. Directors' options are considered employee options and are accounted for under APB 25. Stock-based compensation totaling $120,000 has been recognized in the accompanying consolidated financial statements related to these options.

During the three months ended March 31, 2004, the Company granted options to four employees to purchase 100,000 shares of the Company's common stock at an exercise price of $.10 per share. The options vested on the date of grant. The Company's common stock had no publicly traded market value on the date of grant; however the stock did have a fair value of $.50 per share based on contemporaneous stock sales to unrelated third parties. The weighted average exercise price and weighted average fair value of these options on the date of grant were $.10 and $.50, respectively. The employee options and are accounted for under APB 25. Stock-based compensation totaling $40,000 has been recognized in the accompanying consolidated financial statements related to these options.

During the year ended December 31, 2003, the Company granted options to its president to purchase 1,250,000 shares of the Company's common stock at an exercise price of $.005 per share. The Company's common stock had no publicly traded market value on the date of grant. The weighted average exercise price and weighted average fair value of these options as of December 31, 2003 were $.005 and $-0-, respectively. During November 2003, the president exercised the options and paid the Company $6,250.

During the year ended December 31, 2003, the Company granted options to four of its officers and directors to purchase 2,300,000 shares of the Company's common stock at an exercise price of $.10 per share. The Company's common stock had no publicly traded market value on the date of grant. The weighted average exercise price and weighted average fair value of these options as of December 31, 2003 were $.10 and $-0-, respectively. Directors' options are considered employee options and are accounted for under APB 25. During December 2004, an officer exercised 250,000 options and paid the Company $25,000.

Pro forma information regarding net income and earnings per share is required by SFAS 123 as if the Company had accounted for its granted stock options under the fair value method of that Statement. The fair value for the options granted during the year ended December 31, 2004 was estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions:

                                ST. JOSEPH, INC.
                   Notes to Consolidated Financial Statements


Risk-free interest rate ......................  3.00%
Dividend yield ...............................  0.00%
Volatility factor ............................  0.00%
Weighted average expected life ...............  5 years

The Black-Scholes options valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

Had compensation expense been recorded based on the fair value at the grant date, and charged to expense over vesting periods, consistent with the provisions of SFAS 123, the Company's net loss and net loss per share would have increased to the pro forma amounts indicated below:

                                                              December 31,
                                                       ------------------------
                                                          2004           2003
                                                       ----------    ----------
Net loss-common shareholders, as reported              $ (556,199)   $  (21,549)
   Decrease due to:
       Employee stock options                              (5,600)           --
                                                       ----------    ----------
Pro forma net loss                                     $ (561,799)   $  (21,549)
                                                       ==========    ==========

As reported:
    Net loss per share - basic and diluted             $    (0.12)   $    (0.01)
                                                       ==========    ==========
Pro Forma:
    Net loss per share - basic and diluted             $    (0.12)   $    (0.01)
                                                       ==========    ==========

Options Granted to Non-employees

During the three months ended March 31, 2004, the Company granted options to eight members of its Advisory Board to purchase 200,000 shares of the Company's common stock at an exercise price of $.10 per share. The options vested on the date of grant. The Advisory Board options are not considered employee options and are accounted for SFAS 123. Stock-based compensation totaling $82,800 has been recognized in the accompanying condensed consolidated financial statements related to these options.

Summary

The following schedule summarizes the changes in the Company's stock options for the years ended December 31, 2004 and 2003:

                                ST. JOSEPH, INC.
                   Notes to Consolidated Financial Statements


                                            Options Outstanding and Exercisable
                                              ---------------------------------    Weighted Average
                                               Number of        Exercise Price      Exercise Price
                                                 Shares            Per Share         Per Share
                                              -----------      ----------------    --------------
Balance at December 31, 2002                          --               N/A                N/A
   Options granted                             3,550,000          $.005 to $.10         $ 0.067
   Options exercised                          (1,250,000)            $0.005             $ 0.005
   Options expired                                    --               N/A                N/A
                                              -----------      ----------------    --------------

Balance at December 31, 2003                   2,300,000              $0.10             $ 0.10
   Options granted                               600,000              $0.10             $ 0.10
   Options exercised                            (250,000)             $0.10             $ 0.10
   Options expired                               (25,000)             $0.10             $ 0.10
                                              -----------      ----------------    --------------

Balance at December 31, 2004                   2,625,000              $0.10             $ 0.10
                                              ===========

(9)   Office Lease

The Company has entered into a noncancellable lease agreement for its corporate office space. The lease commenced May 1, 2004 and expires April 30, 2007. Future minimum lease payments under the leases are as follows:

December 31,
------------
     2005                                    $ 46,438
     2006                                      46,438
     2007                                      15,479
                                            ---------
                                            $ 108,355
                                            =========



Rent expense for the years ended December 31, 2004 and 2003 totaled $29,316 and $42,367, respectively.

(10)     Staf*Tek Acquisition

On December 2, 2003, the Company entered into an Agreement of Exchange and Purchase and Sale (the "Agreement") with Staf*Tek Services, Inc. ("Staf*Tek"), an Oklahoma corporation. The transaction took place on December 2, 2003 and the acquisition closed on January 2, 2004. However the consolidated financial statements have been prepared as if the acquisition took place on December 31, 2003.

Under the terms of the Agreement, the Company acquired 100 percent of the issued and outstanding shares of Staf*Tek's common stock in exchange for (1) 380,500 shares of the Company's $.001 par value convertible preferred stock; (2) 219,500 shares of the Company's $.001 par value common stock; and (3) $200,000 in cash. The Company's convertible preferred stock has a yield of 6.75 percent dividend per annum, which is paid quarterly on a calendar basis for a period of 5 years. The Company paid $6,122 in preferred stock dividends in December 2003. The convertible preferred stock may be converted to the Company's common stock at the rate of one share of convertible preferred stock for one share of common stock at any time by the shareholder. The convertible preferred stock can be called for redemption by the Company no sooner than 2 years after the date of issue, and only if the Company's common stock is trading on a recognized United States stock exchange for a period of no less than thirty consecutive trading days at a value of $5.00 or more.

                                ST. JOSEPH, INC.
                   Notes to Consolidated Financial Statements

Following the closing of the Agreement, Staf*Tek became the Company's wholly-owned subsidiary.

Goodwill

The aggregate purchase price was $500,000, consisting of 380,500 preferred shares and 219,500 common shares of the Company valued at $.50 per share based on contemporaneous stock sales, and cash of $200,000. The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

            December 31, 2003
Cash ...........................................................      $ 124,991
Marketable securities ..........................................         10,276
Accounts receivable ............................................        169,255
Prepaid expenses ...............................................         13,595
Property and equipment, net ....................................         43,079
                                                                      ---------
Total assets acquired ..........................................        361,196
                                                                      ---------

Accounts payable and accruals ..................................        (92,345)
Line of credit .................................................        (75,000)
                                                                      ---------
Total liabilities assumed ......................................       (167,345)
                                                                      ---------

Net assets acquired ............................................      $ 193,851
                                                                      =========

Goodwill recognized in the acquisition totaled $306,149, consisting of the amount the purchase price ($500,000) exceeds the fair value of the net assets acquired ($193,851).

                          ST. JOSEPH, INC. The Board of
                          Directors solicits this Proxy
                     for the Annual Meeting of Shareholders
                           to be held on July 16, 2005

The undersigned hereby constitutes and appoints John H. Simmons, with full power of substitution and revocation, the true and lawful attorney and proxy of the undersigned at the Annual Meeting of Shareholders (the "Meeting") of St. Joseph, Inc., (the "Company") to be held July 16, 2005, at the Mandalay Hotel located at 221 E. Las Colinas Blvd, Irving, Texas 75039, or any adjournments thereof, to vote the shares of Common Stock of the Company standing in the name of the undersigned on the books of the Company, or such shares of Common Stock of the Company as the undersigned may otherwise be entitled to vote on the record date for the Meeting with all powers the undersigned would possess if personally present at the Meeting, with respect to the matters set forth below and described in the Notice of the Annual Meeting of Shareholders dated June 9, 2005, and the accompanying Proxy Statement of the Company.

1. Election of the Board of           [ ]   For all nominees listed below
   Directors until the next                 (except as marked to the contrary)
   Annual Shareholders' Meeting

                                                              Withhold authority
                                Vote for      Vote against   to vote for nominee
                              the nominee     the nominee
   1. John H. Simmons             [ ]             [ ]                [ ]
   2. Kenneth L. Johnson          [ ]             [ ]                [ ]
   3. Bruce Schreiner             [ ]             [ ]                [ ]
   4. Kimberly A. Samon           [ ]             [ ]                [ ]
   5. Dr. Milton S. Harbuck       [ ]             [ ]                [ ]
   6. Jerry A. Malone             [ ]             [ ]                [ ]
   7. Gerald McIlhargey           [ ]             [ ]                [ ]

Support the Board of Directors of St. Joseph, Inc. by approving the re-election of John H. Simmons, Kenneth L. Johnson, Bruce Schreiner, Kimberly A. Samon, Dr. Milton S. Harbuck, Jerry A. Malone and Gerald McIlhargey to the Board of Directors for the following year's term.

2. Ratify the engagement    [ ] For the proposal   [ ] Withhold authority   [ ] Abstain vote
of Cordovano and Honeck,        listed below           to vote for the          for the
P.C. as the Company's                                  proposal listed          proposal
independent auditor for                                below                    listed below
the fiscal year ending
December 31, 2005.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS LISTED. IF NO DIRECTIONS ARE GIVEN BY THE PERSON(S) EXECUTING THIS PROXY, THE SHARES WILL BE VOTED IN FAVOR OF ALL LISTED PROPOSALS.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER, UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR PROPOSALS 1 and 2, and such other business matters that may properly come before the meeting.

Please sign exactly as your name appears on the shareholder records of the Company. If shares are held in the names of more than one person, each joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the respective capacities in which they sign. Attorneys must submit Powers of Attorney.


--------------------------------------------------------
Shareholder name (please print)


--------------------------------------------------------
Shareholder signature


--------------------------------------------------------
Shareholder name (please print)


--------------------------------------------------------
Shareholder signature


--------------------------------------------------------
Date


--------------------------------------------------------
Number of shares voted



                                       2